Registration Statement Nos. 333-202913 and 333-180300-03
Dated May 4, 2015
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. G-I TO PROSPECTUS SUPPLEMENT
DATED MAY 4, 2015 TO PROSPECTUS DATED MAY 4, 2015
Credit Suisse AG

CS Notes and Digital Plus CS Notes
Linked to the Performance of One or More Underlyings, Indices, Exchange-Traded Funds, Equity Securities, Exchange Rates, Commodities, Commodity Futures Contracts or a Basket

This product supplement sets forth terms that will apply generally to the securities offered by this product supplement, which we refer to as the “securities.” The specific terms of a particular issuance of securities, including the calculation of any amount due on the securities, will be set forth in a pricing supplement that we will deliver in connection with that issuance. You should read this product supplement together with such pricing supplement, the underlying supplement, if applicable, the prospectus supplement and the prospectus, which we refer to collectively as the “offering documents.”  If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The securities are senior unsecured medium-term notes issued by Credit Suisse AG, acting through one of its branches, the return on which is linked to the performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (“reference index”), exchange-traded fund (“reference fund”), equity security of an issuer (“reference share” and “reference share issuer,” respectively), currency (a “reference currency”) relative to a base currency (“reference exchange rate”), commodity (“reference commodity”) and commodity futures contract (a “reference commodity futures contract”) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the securities will be linked will be specified in the applicable pricing supplement.  As used in this product supplement, the term reference shares includes securities issued through depositary arrangements in respect of foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the equity securities underlying the ADSs. If the securities are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable pricing supplement or other supplement.

The securities may be subject to an automatic redemption and/or may be redeemable at our option, in each case in whole or in part, at such percentage of the principal amount as may be specified in the applicable pricing supplement, together with any applicable coupons. We refer to such automatic redemption and redemption at our option as “early redemption.” The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The maturity date of the securities will be specified in the applicable pricing supplement, subject to postponement if the scheduled maturity date is not a business day or if the final valuation date is postponed, and subject to acceleration and early redemption, if applicable. Unless previously accelerated, redeemed, or purchased by us and cancelled, the securities will be redeemed on the maturity date for an amount in cash or delivery of one or more underlyings determined as set forth in the applicable pricing supplement.

The applicable pricing supplement will specify whether coupons will be paid on the securities and the applicable rate per annum as well as any other terms and conditions relating to the calculation and payment of such coupons.

The securities will not be listed on any securities exchange.

Please refer to “Risk Factors” beginning on page PS-3 of this product supplement for risks related to an investment in the securities. Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is May 13, 2015.

We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the offering documents and the offering of the securities in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

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SUMMARY

The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth and incorporated by reference elsewhere in this product supplement, the underlying supplement, if applicable, and the accompanying prospectus supplement and prospectus. The pricing supplement for the securities will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the securities and how is the redemption amount calculated?

The securities are senior unsecured medium-term notes issued by us, the return on which is linked to the performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. Subject to acceleration and early redemption, if applicable, at maturity you will be entitled to receive a redemption amount, if any, in cash or delivery of one or more underlyings determined as set forth in the applicable pricing supplement.

Any payment due on the securities is subject to our ability to pay our obligations as they become due.

Do the securities guarantee the return of my investment?

The payment of any amount due on the securities will be determined pursuant to the terms described in the applicable pricing supplement. In addition, any payment on the securities is subject to our ability to pay our obligations as they come due.

Will I receive coupons on the securities?

The applicable pricing supplement will specify whether coupons will be paid on the securities and the applicable rate per annum as well as any terms and conditions relating to the calculation and payment of such coupons.

Are there risks involved in investing in the securities?

An investment in the securities involves risks. Please see the “Risk Factors” section beginning on page PS-3.

What will I receive if you redeem the securities?

If specified in the applicable pricing supplement, we may redeem the securities prior to maturity under circumstances set forth in the applicable pricing supplement. If the securities are redeemed prior to the maturity date, you will be entitled to receive only the amount as specified in the applicable pricing supplement, and any applicable coupons to and including the early redemption date, if specified in the applicable pricing supplement. In this case, you will lose the opportunity to be paid coupons, if any, or participate in the performance of any underlying or the basket, if applicable, from the early redemption date to the originally scheduled maturity date. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities. For additional information, please refer to “Description of the Securities—Early redemption; defeasance” herein.

Will there be an active trading market in the securities?

The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the securities on the trade date. The estimated value of the securities on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately 90 days, unless otherwise specified in the applicable pricing supplement.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

Will the securities be distributed by affiliates of the Issuer?

CSSU is one of our wholly owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Underwriting (Conflicts of Interest)” herein.

What are the United States federal income tax consequences of investing in the securities?

Please refer to “Material United States Federal Income Tax Considerations” herein for a discussion of certain United States federal income tax considerations for making an investment in the securities.

RISK FACTORS

A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the securities.

General Risks Relating to the Securities

The securities are subject to the credit risk of Credit Suisse

Investors are dependent on Credit Suisse’s ability to pay all amounts due on the securities, and therefore, investors are subject to our credit risk. Any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads are likely to adversely affect the value of your securities prior to maturity.

Credit Suisse is subject to Swiss regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the Securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the Securities.

The securities may not pay coupons

The applicable pricing supplement will specify whether coupons will be paid on the securities and the applicable rate per annum as well as any specific terms and conditions relating to, among other things, the calculation and payment of such coupons. If the applicable pricing supplement does not provide for coupon payments, you will not receive any coupon payments over the term of the securities. Even if the securities do provide for coupons, the securities may not make regular fixed coupon payments. The amount of coupons you receive over the term of the securities, if any, may depend on the performance of one or more underlyings during the term of the securities. In this case, the securities would not be a suitable investment for investors who require regular fixed income payments, since the total coupon payments would be variable and could be zero.

     In addition, if rates generally increase over the term of the securities, it is more likely that the coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupon payments and in real value terms. The securities may not be short-term investments, so you should carefully consider these risks before investing.

If we pay coupons on the securities, the yield on the securities may be lower than the return on an ordinary debt security with similar maturity

If applicable, we will pay coupons on the securities subject to the terms and conditions specified in the applicable pricing supplement. The rate per annum of such coupons may be lower than the rate you could earn on ordinary coupon-bearing debt securities of ours with similar maturities. As a result, you could receive less in respect of the securities than you could have earned on ordinary coupon-bearing debt securities of ours with similar maturities.

If the securities provide for coupon payments with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, you should understand that, in exchange for this potentially higher yield, you will be exposed to significantly greater risks than investors in our conventional debt securities. These risks include the risk that the number of coupon payments you receive over the term of the securities, if any, will result in a below-market yield that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity. The volatility of each underlying is an important factor affecting this risk. Greater expected volatility of each underlying as of the trade date may contribute to the higher yield potential, but would also represent a greater expected likelihood that you will receive only a few or no coupon payments over the term of the securities.

The securities may be subject to a maximum return

If so specified in the applicable pricing supplement, there may be a maximum payment on the securities, regardless of the performance of any underlying.  For example, the securities may be subject to an underlying return cap or a fixed payment percentage. Under these circumstances, the redemption amount may be limited to such underlying return cap or such fixed payment percentage, even if the performance of the relevant underlying or the basket is greater than such underlying return cap or fixed payment percentage. Alternatively, the securities may be designed to pay a maximum of the principal amount of your securities, plus applicable coupons, if any, regardless of the performance of any underlying. You should not invest in securities that have a maximum return if you seek to participate in the full performance of any relevant underlying.

The securities may be subject to automatic redemption or redemption at our option, which would limit your opportunity to be paid coupons, if any, over the full term of the securities

The applicable pricing supplement may specify that the securities are subject to an early redemption at our option upon the occurrence of a specified event.  If the securities are redeemed prior to the maturity date, you will be entitled to receive only the applicable amount set forth in the applicable pricing supplement. In this case, if coupons may be paid on the securities, you could lose the opportunity to continue to be paid coupons, if any, or to participate in the performance of any underlying or the basket, if applicable, from the early redemption date to the scheduled maturity date.

If the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

The initial level of the relevant underlying or the basket may be determined on a date later than the trade date

If so specified in the applicable pricing supplement, the initial level of the underlying or the basket, as applicable, may be determined after the trade date. For example, the applicable pricing supplement may specify that the initial level will be determined based on the lowest level or the average level for such underlying during the period from the trade date to a specified date. Under these circumstances, you will not know the initial level of the underlying until a date later than the trade date.

If we deliver one or more underlyings upon the redemption of the securities, the value of such underlyings could be less on the delivery date than on the final valuation date

If specified in the pricing supplement, the securities may be redeemed (whether upon maturity or earlier) by delivery of one or more underlyings rather than a payment in cash, which we may refer to as the “physical delivery amount,” subject to our option to pay cash, if specified in the applicable pricing supplement.  The amount of any underlying that will be delivered upon redemption will be determined as set forth in the applicable pricing supplement and will depend on the value of the applicable underlying on one or more valuation dates.  The value of that underlying could fluctuate during the period from the valuation date until the date the underlying is actually delivered on the redemption date or the maturity date.  You will bear the risk of any decrease in the value of any underlying delivered during that time.

If we exercise our option to deliver cash, we will give notice of our election at least one business day before the applicable valuation date. If we do not give notice of our election, we will deliver shares of one or more underlyings as specified in the applicable pricing supplement.

In the case of securities linked to a basket, the basket components may not be equally weighted

In the case of securities linked to a basket, the basket components may have a different weight used in determining the level of the basket.  One consequence of such an unequal weighting of the basket components is that if a higher weighted basket component performs poorly and a lower weighted basket component performs well, the level of the basket will reflect the poor performance of the higher weighted basket component more than it reflects the strong performance of the lower weighted basket component, which may have an adverse effect on the value of the securities.

Correlation (or the lack thereof) could have an adverse effect on your return on the securities

In the case of securities linked to a basket, levels of the basket components may not correlate with each other. At a time when the level of one or more of the basket components increases, the level of one or more of the other basket components may not increase as much or may decline. In calculating the basket level as of any date, increases in the level of one or more of the basket components may be moderated, or wholly offset, by declines in the level of one or more of the other basket components. In addition, changes in the levels of basket components may become highly correlated during periods of decline in the value of such basket components.  This may occur because of events that have broad effects on markets generally or for other reasons.  If changes in the levels of the basket components become correlated during periods of decline, a decline in the level of one basket component will not be offset by the performance of any other basket component and, in fact, each basket component will contribute to an overall decline in the level of the basket.

In the case of securities linked to the lowest performing of more than one underlying, negative correlation of movements in the levels of the underlyings could have an adverse effect on your return on the securities.  To the extent that the underlyings do not increase or decrease at similar times and by similar magnitudes, it is more likely that the securities will perform poorly.  This is because the redemption amount payable at maturity will be based on the lowest performing of the underylings.

It is impossible to predict what the relationship between the underlyings or basket components will be over the term of the securities.

In the case of securities linked to the individual performance of more than one underlying, you may be fully exposed to the risk of fluctuations in the levels of each underlying

If the securities are linked to the individual performance of each underlying, you will be exposed to the risk of fluctuations in the levels of the underlyings to the same degree for each underlying. Unlike securities that are linked to a basket, where the risk is mitigated and diversified among all of the basket components, the amount of any payment on your securities may depend on the performance of the lowest performing of the underlyings. As such, you will bear the risk that any of the underlyings will perform poorly.

If the level of any underlying changes, the market value of your securities may not change in the same manner

Owning the securities is not the same as owning any underlying or any component included in any underlying. For example, if the level of any underlying on any day has increased, the value of the securities may not increase comparably, if at all, or their value may even decline.  Accordingly, changes in the level of an underlying may not result in a comparable change in the value of the securities.

An investment in the securities is not the same as a direct investment in any underlying or in the components included in any underlying

Your return on the securities will not reflect the return you would realize if you made a direct investment in any underlying or the components included in any underlying. As an investor in the securities, you will not have rights to receive dividends or other distributions or any other rights, including voting rights, with respect to any underlying or any components included in an underlying. If any underlying is comprised of equity components, the payment of dividends on the equity securities which compose such underlying generally has no effect on the calculation of the level of such underlying. The calculation agent will calculate the amount payable to you at maturity by reference to the level of the underlyings on the relevant valuation date, and will not include the amount of any such payments. Therefore, the return on your investment, which will be determined as set forth in the applicable pricing supplement, is not the same as the total return based on the purchase of any underlying or any component included in such underlying or the basket, as applicable.

For securities linked to reference shares and reference funds, adjustments made for dividend payments on the reference shares will be limited to those adjustments described below under “Description of the Securities—Adjustments—For equity securities of a reference share issuer” and adjustments made for dividend payments on the reference funds will be limited to those adjustments described below under “Description of the Securities—Adjustments—For a reference fund,” respectively.

The value of the securities may be influenced by unpredictable factors

In addition to the level of any underlying, the value of the securities may be influenced by factors such as:

•	coupon and yield rates in the market;

•
dividends or other distributions on any underlying or equity securities included in any underlying (while not paid to the holders of the securities, dividend payments on an underlying or its components may influence the market prices of such underlying or its components and the market value of options on such underlying or its components, and therefore affect the value of the securities);

•	the expected and actual volatility of any underlying;

•	the expected and actual correlation, if any, between underlyings;

•	changes and adjustments made to any underlying, including any changes to an index tracked by a reference fund (a “tracked index”);

•	investors’ expectations with respect to the rate of inflation;

•
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the components included in any underlying or basket or markets generally and which may affect the level of any underlying;

•
for securities linked to two or more underlyings, the existence of, and changes to, the degree of correlation (the extent to which the value of the underlyings increase or decrease to the same degree at the same time) between the underlyings;

•
the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the equity securities included in any underlying are denominated in a currency other than the currency in which such underlying is denominated;

•	the time remaining to the maturity of the securities; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

The estimated value of the securities on the trade date may be less than the price to public

The initial estimated value of your securities on the trade date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original price to public. The price to public of the securities includes the agent’s discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the trade date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. Our option valuation models are proprietary. They take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

Effect of interest rate used in structuring the securities

The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the trade date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary market prices” below.

Secondary market prices

If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the securities on the trade date. The estimated value of the securities on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately 90 days.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

There may be little or no secondary market for the securities

The securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you. CSSU currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss. You should be willing and able to hold your securities to maturity.

The securities are not designed to be short-term trading instruments

The price at which you will be able to sell your securities prior to maturity (including to us or our affiliates), if at all, may be at a substantial discount from their principal amount, even in cases where the underlying or the basket has appreciated during the term of the securities. The potential returns described in the applicable pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

There may be potential conflicts of interest

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interest of us and our affiliates is potentially adverse to your interests as an investor in the securities.

For example, we, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to any component included in any underlying or derivative instruments related to any underlying for our or their own accounts in connection with our or their normal business practices. These transactions could affect the price of such components or the value of any underlying, and thus affect the value of the securities.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

Now or in the future, we and our affiliates may engage in business with any reference share issuer or with the issuers of any equity securities included in an underlying, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. In the course of our business, we or our affiliates may acquire material nonpublic information about one or more of the underlyings, and we will not disclose such information to you. In addition, we or our affiliates may have also published and may in the future publish research reports regarding an underlying or some or all of the components included in an underlying. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the components included in such underlying and/or the level of such underlying and, consequently, the price of the securities and the amount of any payment on the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You, as an investor in the securities, should make your own investigation into underlyings.

Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Furthermore, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked to (or related to spreads between) any underlying. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

The offering of any securities does not constitute an expression of our view about, or a recommendation of, any underlying or basket

The offering of any securities is not an expression of our views about how any underlying will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any underlying or basket. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in one or more of the underlyings that conflict with an investment in the securities. See “—There may be potential conflicts of interest” for some examples of potential conflicting positions we may have. In addition, our affiliates or agents may publish research from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Any such research opinions or recommendations could affect the level of the applicable underlying or basket in the market and therefore the value of the securities. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

Holdings and future sales of the securities by our affiliates may affect the value of the securities

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the securities may fall. The negative effect of such sales on the prices of the securities could be pronounced because secondary trading in the securities is likely to be limited and illiquid.

The U.S. federal income tax consequences of the securities are uncertain

No ruling has been requested from the Internal Revenue Service (the “IRS”), with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under “Material United States Federal Income Tax Considerations” in this product supplement.

The comparable yield for the securities provided in the applicable pricing supplement may be significantly different than the comparable yield required to be used for U.S. federal income tax purposes.

  If the securities are treated as contingent payment debt instruments, certain holders will be required to include original issue discount in income each year based on the comparable yield of the securities (see discussion under “Material United States Federal Income Tax Considerations—U.S. Holders—Contingent Payment Debt Instruments”).  For U.S. federal income tax purposes, we are required to furnish holders the comparable yield and such holders must use the comparable yield that we provide in determining original issue discount accruals (and the adjustments thereto described below) in respect of the securities, unless such holders timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.  The comparable yield for the securities is required to be determined on the pricing date.  The comparable yield that we publish in the applicable pricing supplement may be significantly higher or lower than the comparable yield determined on the pricing date.  The comparable yield and projected payment schedule, both as determined on the pricing date, will be provided to holders upon request or may be included in the final pricing supplement.  To request a copy of the comparable yield and projected payment schedule, holders should contact the Credit Suisse Tax Department, One Madison Avenue, Fourth Floor, New York, New York. 10010.

General Risks Relating to the Underlyings

Historical performance of any underlying or the basket, as applicable, is not indicative of future performance

The future performance of any underlying or the basket, as applicable, cannot be predicted based on its historical performance. We cannot guarantee that the level or final level of any underlying or the basket will be at a level that would result in a positive return on your overall investment in the securities.

The final level for any underlying or the basket may be less than its closing level at other times during the term of the securities

The final level will be calculated based on the closing level of the underlyings or the basket on a valuation date or dates. The final level could be lower than the closing levels for such underlying or the basket at other times during the term of the securities. This difference could be substantial if there is a significant increase or decrease in such closing levels around the time of a valuation date or if there is significant volatility in the closing level of such underlying or the basket during the term of the securities. In this case, you may receive a lower payment at maturity than you would have received if you had invested directly in the underlying or in the components composing any underlying.

We cannot assure you that the public information provided on the underlying is accurate or complete

All disclosure relating to the underlyings contained in the applicable pricing supplement and/or any accompanying underlying supplement will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to any underlying in connection with the offering of the securities. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying is accurate or complete. We are not responsible for public disclosure of information by any underlying (or its issuer or sponsor), whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of public information or filings of any such underlying, will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning an underlying could affect the amount of any payment due on the securities. Any prospective purchaser of the securities should undertake an independent investigation of the one or more underlyings to which the securities are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

You have no rights against any sponsor, relevant exchange, reference share issuer or any issuers of equity securities included in any underlying

You will have no rights against any index creator, index calculation agent or sponsor, as applicable, of any reference index (an “index sponsor”) or the investment advisor or manager of any reference fund (a “fund sponsor,” and together with the “index sponsor,” a “sponsor”), any relevant exchange, any reference share issuer or, if any underlying is comprised of equity components, the issuers of any equity securities that compose such underlying. The securities are not sponsored, endorsed, sold or promoted by any such sponsor, relevant exchange or issuer. No such sponsor, relevant exchange or issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No such sponsor, relevant exchange or issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of any underlying to track general market performance.

Any such sponsor’s only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of such underlying, which is determined, composed and calculated by such sponsor without regard to us or the securities. No such sponsor, relevant exchange or issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which any amount due on the securities is to be determined. No such sponsor, relevant exchange or issuer has any liability in connection with the administration, marketing or trading of the securities. No such sponsor, relevant exchange or issuer has any obligation to take our interests or yours into consideration for any reason.

We and our affiliates generally do not have any affiliation with any relevant exchange, reference fund, reference index, reference share issuer or sponsor and are not responsible for its public disclosure of information

We and our affiliates generally are not affiliated with any relevant exchange, reference fund, reference index, reference share issuer or sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a reference fund, reference index, reference share issuer or sponsor contained in any public disclosure of information. You, as an investor in the securities, should make your own investigation into the reference fund, reference index, reference share issuer or sponsor.

Changes to an underlying could adversely affect the securities

The sponsor of an underlying can add, delete or substitute the components included in any underlying, make other methodological changes that could change the value of any underlying, or discontinue or suspend calculation or dissemination of any underlying at any time. If one or more of these events occurs, the calculation of the redemption amount payable at maturity will be adjusted to reflect such event or events. Please refer to “Description of the Securities—Changes to the calculation of a reference index” and to “Description of the Securities—Changes to the calculation of a reference fund.” Any of these actions could adversely affect the amount payable in respect of the securities and/or the value of the securities.

Postponement of certain dates may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying on any day during the term of the securities or from calculating the amount of any payment due on the securities. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent determines that a market disruption event has occurred or that any calculation date is not a trading day, it is possible that one or more calculation dates and the maturity date and/or any other relevant dates as set for in the applicable pricing supplement, or, with respect to commodity-based (as defined under “Description of the Securities—Certain definitions”) underlyings, the trade date, will be postponed, and your return could be adversely affected. No coupons or other payment will be payable as a result of such postponement. For additional information, see “Description of the Securities—Market Disruption Events”.

There is no assurance that an active trading market will continue for any underlying or any component included in such underlying, or that there will be liquidity in the trading market

Although the underlying to which your securities may be linked may trade on various exchanges and a number of similar securities or products may have been traded on other exchanges for varying periods of time, there is no assurance that an active trading market will continue for such underlying or any component underlying included in such underlying or that there will be liquidity in the trading market. Even if there is an active trading market, there may not be enough liquidity to allow such underlying or any component underlying included in such underlying to trade easily at which point the value of the securities may be adversely affected.

We have no control over exchange rates

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a security that is linked, in whole or in part, to any underlying that is, or any underlying with components that are, a reference exchange rate, denominated in a foreign currency, or to any ADSs, which are quoted and traded in U.S. dollars and each represent an underlying foreign equity security that is quoted and traded in a foreign currency. We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.

If the securities are linked to the value of underlyings that are traded on non-U.S. exchanges or to underlyings with components that are traded on non-U.S. exchanges or are ADSs, an investment in the securities is subject to risks associated with foreign securities markets

If the securities are linked, in whole or in part, to the value of underlyings that are traded on non-U.S. exchanges or to underlyings with components that are traded on non-U.S. exchanges or to the value of the ADSs representing interests in foreign equity securities, an investment in the securities involves risks associated with the securities markets in those countries where the relevant underlyings or components are traded, including risks of market volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules, different from those applicable to U.S. reporting companies.

The levels of such underlyings and components may be affected by political, economic, financial and social factors in foreign markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments, risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets. Emerging market countries may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, may be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for securities linked to an underlying comprised of equity securities traded in one or more emerging market countries or a basket of such underlyings.

The securities may be linked to a price return index or an excess return index rather than a total return index

The securities may be linked to a price return index or an excess return index rather than a total return index. A price return index is designed to reflect the prices of the components included in such index. An excess return index reflects the returns that are potentially available through an investment in the contracts composing such index. By contrast, a total return index reflects, in addition to the returns reflected by the excess return version of such index, the interest that could be earned on funds committed to the trading of the underlying futures contracts. Therefore, any payment due to you could be less than such payment would have been if the securities were linked to a total return index.

Even if the components included in a reference index, held by a reference fund or included in a reference fund’s tracked index are all part of the same industry or asset class, such components are not necessarily representative of that industry or asset class

Even if an underlying purports to be representative of a particular industry or asset class, the performance of such underlying may not correlate with the performance of the entire industry. An underlying may decline in value even if the industry or asset class as a whole rises in value. Furthermore, one or more of the issuers of any equity securities included in an underlying may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The equity securities included in an underlying may not vary even if one or more of the issuers of such equity securities are no longer involved in the particular industry.

The securities may be subject to concentration risk

If an underlying or its components are concentrated in a single or a limited number of industry sectors, asset classes or geographical regions, you will not benefit from the advantages of a diversified investment. You will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the securities may be more adversely affected by a single economic, political, regulatory or other occurrence affecting an industry sector, asset class or geographic region. You should be aware that other investments may be more diversified than the securities in terms of the number and variety of industry sectors, asset classes or geographical regions.

Additionally, the fact that the securities may be linked to a basket of underlying indices or underlying shares does not mean that the securities represent a diversified investment.  Although the applicable underlyings may differ in certain respects, they may bear similarities that cause them to perform in similar ways.  For example, securities linked to a basket of U.S. equity indices will have exposure to U.S. equity markets, and such indices may respond in similar ways to economic events that affect the U.S. equity markets generally.  Second, the securities are subject to the credit risk of Credit Suisse.  No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations, including our obligations under the terms of the securities.

Our right to use a reference index may be suspended or terminated

If the securities are linked to a reference index, we have been granted, or will be granted, a non-exclusive right to use such reference index and related trademarks in connection with the offering of the securities. If we breach our obligations under any license, the sponsor of the relevant reference index may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant reference index and related trademarks in connection with the securities until their maturity. If our right to use any reference index is suspended or terminated, it may become difficult for us to determine the level of such reference index and consequently the coupons, payment at maturity or any other amounts payable on your securities. In such case, the calculation agent, in its sole discretion, will determine the relevant level of such reference index or the fair value of the securities.

The correlation between the performance of a reference fund and the performance of the tracked index for such reference fund may be imperfect

For any reference fund that is designed to track an index, a representative sampling strategy or a replication or indexing strategy may be used to attempt to track the performance of its tracked index. Pursuant to a representative sampling strategy, a reference fund invests in a representative sample of securities that collectively has an investment profile similar to its tracked index. However, the performance of a reference fund is also generally linked in part to shares of other funds because funds generally invest a specified percentage of their assets in the shares of other funds. Reference funds generally do not hold all or substantially all of the stocks included in its tracked index but instead invests in a representative sample of the stocks included in tracked index for such reference fund. Furthermore, the performance of a reference fund and of its tracked index will generally vary due to transaction costs, certain corporate actions and timing variances.

In addition, the component securities, commodities, futures contracts or other assets or financial measures of a reference fund may be unavailable in the secondary market due to other extraordinary circumstances. Corporate actions with respect to any securities (such as mergers and spin-offs) also may impact the variance between a reference fund and its tracked index.

The performance of a reference fund may differ from the performance of the tracked index for such reference fund due to (i) imperfect correlation between the stocks held by a reference fund and the stocks included in such reference fund’s tracked index; (ii) the performance of the shares of other funds, if applicable; (iii) rounding of prices; (iv) changes to a reference fund’s tracked index; and (v) changes to regulatory policies. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share.

For all of the foregoing reasons, the performance of a reference fund that is designed to track an index may not correlate with the performance of its tracked index. Consequently, the return on the securities will not be the same as investing directly in any reference fund or any relevant tracked index or the other assets or financial measures held by any reference fund, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of any relevant tracked index.

If the securities are linked to a reference fund, the policies of the fund sponsor and changes that affect such reference fund or any index tracked by such reference fund could adversely affect the amount payable on your securities and their value

The policies of the fund sponsor concerning the calculation of a reference fund’s net asset value, additions, deletions or substitutions of components held by such reference fund and the manner in which changes affecting any relevant tracked index are reflected in such reference fund could affect the market price of the shares of such reference fund and, therefore, the amount payable on your securities and the value of your securities before that date. The amount payable on your securities and their value could also be affected if the fund sponsor changes these policies, for example, by changing the manner in which it calculates such reference fund’s net asset value, or if it discontinues or suspends calculation or publication of such reference fund’s net asset value, in which case it may become difficult to determine the value of the securities. If events such as these occur, or if the closing level of such reference fund is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of such reference fund on the relevant valuation date and thus the amount payable on the maturity date in a manner it considers appropriate in its sole discretion. Please refer to “Description of the Securities—Changes to the calculation of a reference fund.”

General Risks Relating to Equity-Based Underlyings

We cannot control the actions of any reference share issuer or of the issuers whose equity securities are included in or held by any underlying

We cannot control the actions of any reference share issuer or of the issuers of the equity securities included in or held by any underlying. Actions by such issuers may have an adverse effect on the value of an underlying and, consequently, on the value of the securities.

In some circumstances, the payment you receive on the securities may be based on equity securities or currencies that are not the equity securities of the original reference funds or the reference share issuer or the original reference currencies

In some circumstances, for securities linked to the performance of reference funds or reference shares, the payment you receive on the securities may be based on the shares of an exchange-traded fund or the equity securities (or ADSs, as applicable) of one or more companies that are not the original reference fund or reference share issuer. Following certain corporate events relating to the reference fund or the reference shares where the reference fund or the reference share issuer is not the surviving entity, a portion of the amount you receive at maturity may be based on the equity securities of a successor to the original reference fund or the original reference share issuer, or on cash or any other assets distributed to holders of the original shares of the reference fund or reference shares as a result of such corporate event. The occurrence of corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting exchange property in the sections of this product supplement called “Description of the Securities—Adjustments—Reorganization events” and “Description of the Securities—Changes to the calculation of a reference fund.”

Similarly, the reference currency or the base currency may be replaced with another currency upon the occurrence of certain specified events. If such an event occurs, you could become subject to the performance of the successor currency relative to the base currency or the performance of the reference currencies relative to the successor currency, as applicable. In addition, for securities linked to a basket, if a reference currency is replaced with a successor currency that is the same as another reference currency, the weight of that reference currency in the basket will be effectively increased.

In addition, if, following a replacement of a reference currency, the successor currency is the same as the base currency, a reference currency is the same as the successor currency, the spot rate for the affected reference currency on each trading day occurring on and after the effective date of such succession event will be deemed to be equal to the spot rate for such reference currency on the trading day immediately preceding such effective date. In this case, the spot rate for the remainder of the duration of the securities will be fixed, even if such spot rate would result in a lower Redemption Amount, coupon payments or any other applicable payments on your securities, and you will also lose the opportunity to participate in the performance of the reference currency relative to the base currency, if any. You should read “Description of the Securities — Succession events for a reference exchange rate” in order to understand these and other adjustments that may be made to your securities. The occurrence of a succession event and the consequent adjustments may materially and adversely affect the value of the securities.

The securities may be subject to foreign currency risks if any underlying includes foreign equity securities or other components denominated in a foreign currency or if any underlying is an ADS

If any underlying is composed of foreign equity securities or other components denominated in a foreign currency, or if any underlying is an ADS, the securities may be subject to foreign currency risk. When the prices of the components composing such underlying are converted into the currency in which such underlying is quoted in (the “base currency”) for the purpose of calculating the value of such underlying, your investment will be exposed to currency exchange risk with respect to each of the equity securities or the components included in such underlying that do not trade in the base currency of the underlying. Your net exposure to such risk will depend on the extent to which such other currencies strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the components included in such underlying are denominated, the value of such underlying may be adversely affected, and the redemption amount payable on the securities at maturity may be reduced.

There are significant risks related to an investment in a security that is linked, in whole or in part, to ADSs, which are quoted and traded in U.S. dollars, and each of which represents underlying equity securities that are quoted and traded in a foreign currency. The ADSs may trade differently from the underlying foreign equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of the underlying foreign equity securities on foreign securities markets and, as a result, may affect the market price of such ADSs, which may consequently affect the value of the securities.

Foreign currency risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between relevant countries, and the extent of governmental surpluses or deficits in the countries represented by any underlying. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries as well as other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the securities.

We are not affiliated with any company included in any underlying with the exception of the MSCI EAFE® Index and the Swiss Market Index

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any of the companies whose equity securities comprise any of the underlyings, with the exception of the MSCI EAFE® Index and the Swiss Market Index. We are currently one of the companies that make up the MSCI EAFE® Index or the Swiss Market Index, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE® Index or the Swiss Market Index. In the case of securities linked to the MSCI EAFE® Index or the Swiss Market Index, we have no ability to control the actions of the other companies that constitute such index, including actions that could affect the value of the equity securities underlying the MSCI EAFE® Index or the Swiss Market Index. None of the money you pay us will go to the sponsor of the MSCI EAFE® Index or the Swiss Market Index or any of the other companies included in the MSCI EAFE® Index or the Swiss Market Index and none of those companies will be involved in the offering of the securities in any way.

Anti-dilution protection is limited

For securities linked to the performance of a reference fund or reference shares, the calculation agent will make adjustments to the share adjustment factor, as defined below, applicable to such reference fund or reference shares for certain events affecting such reference fund or reference shares. The calculation agent is not required, however, to make such adjustments in response to all events that may affect such reference fund or reference shares. If such an event occurs and the calculation agent is not required to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” for further information.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of a foreign company

If the securities are linked, in whole or in part, to the performance of the ADSs relating to the equity securities of one or more foreign issuers, you should be aware that your securities are linked, in whole or in part, to the levels of the ADSs and not to the prices of the corresponding underlying foreign securities. Each ADS is generally a security evidenced by an American Depositary Receipt that represents a specified number of shares of the equity securities of a foreign issuer. Generally, the ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and the holders of the ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable underlying equity security may be significant and may materially and adversely affect the value of the securities. For example, the foreign issuer may make distributions in respect of its foreign equity securities that are not passed on to the holders of its ADSs.

In addition, for securities linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying foreign equity security and the ADS depositary is terminated for any reason, then the calculation agent will have the option to either (a) replace such ADS with the ADS of another company or (b) deem the applicable underlying foreign equity security to replace such ADS, in each case as described below under “Description of the Securities—Delisting of ADSs or termination of ADS facility.” Replacing the original ADS with another security may materially and adversely affect the value of the securities.

General Risks Relating to a Reference Exchange Rate

Even though currencies are traded around-the-clock, if a secondary market for the securities develops, the securities may trade only during regular hours in the United States

The interbank market for currencies is a global, around-the-clock market and currency values are quoted 24 hours a day. The hours of trading for the securities, if any, may not conform to the hours during which any relevant currency is traded. To the extent that U.S. markets are closed while the markets for currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the level of the reference exchange rate, that will not be reflected immediately in the market price, if any, of the securities.

The absence of last-sale and other information about the reference currencies may affect the price of the securities

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the payment at maturity on the securities, if any. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to investors may make it difficult for investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, relevant information relating to the originating countries of the reference currencies or the base currency may not be well-known or rapidly or thoroughly reported in the United States. Prospective purchasers of the securities should be aware of the possible lack of availability of important information that can affect the value of the reference currencies and the base currency and must be prepared to make special efforts to obtain that information on a timely basis.

General Risks Relating to Commodity-Based Underlyings

Levels of the reference commodities may change unpredictably and affect the value of the securities in unanticipated ways

Fluctuations in the levels of any commodity-based underlying or any components included in a commodity-based underlying may have a material adverse effect on the value of the securities and your return on an investment in the securities. The levels of such underlyings or components are affected by numerous factors, including: (i) changes in supply and demand relationships; (ii) governmental programs and policies; (iii) national and international political and economic events; (iv) expectations of and changes in interest, inflation and exchange rates; (iv) speculation and trading activities in reference commodities and related contracts; (v) general weather conditions; and (vi) trade, fiscal, monetary and exchange control policies. The demand for many commodities is also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of any commodity-based underlying to move in inconsistent directions at inconsistent rates, affecting the value of the securities. It is not possible to predict the aggregate effect of all or any combination of these factors.

The securities are not regulated by the Commodity Futures Trading Commission

The proceeds to be received by us from the sale of the securities will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the securities neither constitutes an investment in futures contracts, options on futures contracts nor a collective investment vehicle that trades in these futures contracts (i.e., the securities will not constitute a direct or indirect investment by you in the futures contracts). You will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”). Among other things, this means that we are not registered with the CFTC as a futures commission merchant, and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. For example, the price you pay to purchase securities will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool. We will not be registered with the CFTC as a commodity pool operator and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

The effects of any future regulatory change on the value of the securities is impossible to predict, but could be substantial and adverse to the interests of holders of the securities

Securities linked to the performance of commodity-based underlyings, futures contracts and options on futures contracts are subject to extensive statutes, regulations and margin requirements. The CFTC and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including the retroactive implementation of speculative position limits or higher margin requirements, or the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts and forward contracts.

The regulation of commodity transactions is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of the holders of the securities. For example, the Dodd-Frank Act requires the CFTC, with respect to physical commodities other than excluded commodities as defined by the CFTC, to establish limits on the amount of positions, other than bona fide hedge positions, that may be held by any person in futures contracts, options on futures contracts or on commodities traded on or subject to the rules of a designated contract market, or any swaps that are economically equivalent to such contracts or options. The Dodd-Frank Act also requires the CFTC to establish limits for each month, including related hedge exemption positions, on the aggregate number or amount of positions in contracts based upon the same underlying commodity, as defined by the CFTC, that may be held by any person, including any group or class of traders. In addition, designated contract markets and swap execution facilities, as defined in the Dodd-Frank Act, are required to establish and enforce position limits or position accountability requirements on their own markets or facilities, which must be at least as stringent as the CFTC rule limits, where applicable.

Under authority provided by the Dodd-Frank Act, the CFTC on November 5, 2013 proposed rules to establish position limits that will apply to 28 agricultural, metals and energy futures contracts and futures, options and swaps that are economically equivalent to those futures contracts. The limits will apply to a person’s combined position in futures, options, and swaps on the same underlying commodity. The rules also would set new aggregation standards for purposes of these position limits and would specify the requirements for designated contract markets and swap execution facilitates to impose position limits on contracts traded on those markets. The rules, if enacted in their proposed form, may reduce liquidity in the exchange-traded market for those commoditybased futures contracts, which may, in turn, have an adverse effect on your payment at maturity. The rules may interfere with our ability to enter into or maintain hedge positions to hedge our obligations under the securities.

Upon the occurrence of legal or regulatory changes that the calculation agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the securities, or if for any other reason we or our affiliates are unable to enter into or maintain hedge positions the calculation agent deems necessary to hedge our obligations under securities linked in whole or in part to commodity-based underlyings, we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. See “Description of the Securities—Commodity Hedging Disruption Events.”

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the securities

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price on such day. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. For securities linked in whole or in part to the performance of commodity-based underlyings, these suspensions or disruptions of market trading could adversely affect the price of any commodity-based underlying and, therefore, the value of your securities.

An increase in the margin requirements for any reference commodity-based underlying or any components included in such underlying may adversely affect the value of the securities

Futures exchanges require market participants to post collateral in order to open and keep open positions in futures contracts. If an exchange increases the amount of collateral required to be posted to hold positions in a futures contract relating to any underlying or any components included in such underlying, market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the level of that futures contract to decline significantly. As a result, the value of the securities may be adversely affected.

A commodity-based reference index, commodity-based reference fund or reference commodity futures contract may be subject to pronounced risks of pricing volatility

As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month, and can have further pronounced pricing volatility during extended periods of low liquidity.

In respect of a commodity-based reference index, commodity-based reference fund or reference commodity futures contract that represents energy, it should be noted that due to the significant level of continuous consumption, limited reserves and oil cartel controls, energy commodities are subject to rapid price increases. These factors may affect the price of futures contracts and, as a consequence, the level of a commodity-based reference index or the price of a commodity-based reference fund or reference commodity futures contracts and your payment at maturity or, if applicable, upon an automatic redemption.

For securities linked to the performance of one or more reference commodity futures contracts, an investment in the securities may not offer direct exposure to physical commodities

If the securities are linked to one or more commodity-based reference indices, commodity-based reference funds or reference commodity futures contracts, the securities will reflect the return on such underlying, not the return on the physical commodities included in such underlying. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movement of a futures contract is typically correlated with the movements of the spot price of the commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the securities may underperform a similar investment that reflects the return on physical reference commodities.

A reference commodity futures contract may be replaced if such reference commodity futures contract is terminated or replaced on the exchange where it is traded

The level of reference commodity futures contracts is derived by reference to futures contracts on physical commodities. If any such futures contracts were to be terminated or replaced by an exchange, a comparable futures contract, if available, could be selected by the calculation agent to replace such futures contract underlying such reference commodity. The termination or replacement of any futures contract underlying a reference commodity futures contract may have an adverse impact on the level of the reference commodity and, therefore, the value of your securities. See “Discontinuation of Trading of a Reference Commodity” in this product supplement.

A commodity hedging disruption event may result in acceleration of the securities

If a commodity hedging disruption event (as defined under “Description of the Securities—Commodity Hedging Disruption Events”) occurs, we will have the right, but not the obligation, to accelerate the payment on the securities. The amount due and payable to you upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the day on which the calculation agent delivers notice of such acceleration. If a commodity hedging disruption event occurs and we decide to exercise our right to accelerate the payment on your securities, your investment may result in a loss and you may not be able to reinvest the proceeds in a comparable investment.

The relevant exchange has no obligation to consider your interests

The relevant exchange (as defined under “Description of the Securities—Certain definitions”) is responsible for calculating the official settlement price or fixing level, as applicable, for the reference commodities. The relevant exchange may alter, discontinue or suspend calculation or dissemination of the official settlement price or fixing level for the reference commodities and the reference commodity futures contracts. Any of these actions could adversely affect the value of the securities. The relevant exchange has no obligation to consider your interests in calculating or revising the official settlement price or fixing level for the reference commodities and the reference commodity futures contracts.

For securities linked in whole or in part to commodity-based underlyings that are or included futures contracts, higher future levels of the relevant commodities relative to their current levels may lead to a decrease in any amount payable in respect of the securities

As futures contracts come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as ‘‘rolling.’’ Excluding other considerations, if the market for these contracts is in ‘‘backwardation,’’ where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While certain futures contracts may have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities futures contracts, such as futures contracts on gold, have historically traded in “contango” markets. Contango markets are those in which the prices of futures contracts are higher in the distant delivery months than in the nearer delivery months. Roll yields may be considered in the calculation of the level of a reference commodity futures contract and commodity index. The absence of backwardation in the commodity markets could result in negative roll yields, which could adversely affect the value of a relevant futures contract and commodity index and, accordingly, any amount payable of the securities.

For securities linked in whole or in part to commodity indices, such indices may include contracts that are not traded on regulated futures exchanges

For securities linked in whole or in part to commodity indices, such indices may include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation than futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”) or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in such indices may expose you to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

CREDIT SUISSE AG

Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly owned subsidiary of Credit Suisse Group AG. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, CH 8001 Zurich, Switzerland, and its telephone number is +41-44-333-1111.

Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus. Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the securities for all purposes under the securities.

Credit Suisse, Guernsey branch, was established in 1986 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, Les Echelons, South Esplanade, St. Peter Port, Guernsey GY1 3ZQ, Channel Islands, and its telephone number is +44-1481-724-569.

Credit Suisse, London branch, was established in 1993 in England and Wales, and is, among other things, a vehicle for various funding activities of Credit Suisse. The London branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The London branch is located at One Cabot Square, London E14 4QJ, United Kingdom, and its telephone number is +44-20-7888-8888.

Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

Credit Suisse, New York branch, was established in 1940 in New York, New York, and is, among other things, a vehicle for various funding activities of Credit Suisse. The New York branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The New York branch is located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

For further information about Credit Suisse, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under “Incorporation by Reference” on page S-15 of the prospectus supplement and “Where You Can Find More Information” on page 3 of the accompanying prospectus.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the securities. In addition, we may also invest the proceeds temporarily in short-term securities.  The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on coupon payments on debt instruments.

One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to any underlying or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlying or any components included in or comprising such underlying, to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may affect the level of any underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or the value of the securities, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the securities, depending on market conditions (including the level of any underlying), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, any underlying or any components included in or comprising any underlying. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying or the components included in or comprising any underlying, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the prospectus supplement and prospectus, you should rely on this description.  The applicable pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents.  If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

General

The securities are senior unsecured medium-term notes issued by Credit Suisse, acting through one of its branches, the return on which is linked to the performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (“reference index”), exchange-traded fund (“reference fund”), equity security of an issuer (“reference share” and “reference share issuer,” respectively), currency (a “reference currency”) relative to a base currency (“reference exchange rate”), commodity (“reference commodity”) and commodity futures contract (a “reference commodity futures contract”) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the securities will be linked will be specified in the applicable pricing supplement.  As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements in respect of foreign underlying securities (together, “ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the equity securities underlying the ADSs. If the securities are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable pricing supplement or other supplement.

The securities will be issued under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee, and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The securities will not be listed on any securities exchange.

The securities are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction.  Any payment on the securities is subject to our ability to pay our obligations as they become due.

The applicable pricing supplement will contain important terms relating to the determination of any payments or deliveries on the securities. These include: “base currency,” “buffer amount,” “call return,” “contingent minimum return,” “maximum return,” “coupon barrier level,” “coupon payment date,” “early redemption amount,” “early redemption date,” “early redemption notice date,” “final level,” “fixed payment percentage,” “initial level,” “lowest performing underlying” “observation date(s),” “observation period,” “physical delivery amount,” “strike date,” “upside participation rate,” “underlying return” and “underlying return cap.”

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If your securities are linked to the performance of one or more reference exchange rates, we may refer to the underlying return and the underlying return cap as the “currency return” and the “currency return cap,” respectively, and the initial level and final level as the “initial spot rate” and the “final spot rate,” respectively, in the applicable pricing supplement.

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If your securities are linked to the performance of one or more reference commodities, we may refer to the initial level and final level as the “initial spot price” and “final spot price,” respectively, in the applicable pricing supplement.

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If your securities are linked to the performance of a basket, we may refer to the underlying return and underlying return cap as the “basket return” and the “basket return cap,” respectively, and the initial level and the final level as the “initial basket level” and the “final basket level,” respectively.

Coupons

The applicable pricing supplement will specify whether coupons will be paid on the securities and the applicable rate per annum, as well as any other terms and conditions relating to the calculation and payment of such coupons.

For securities that pay coupons, each “coupon period” will be (i) the period beginning on and including the original issue date of the securities to and excluding the first scheduled coupon payment date, and each successive period beginning on and including a scheduled coupon payment date to but excluding the next scheduled coupon payment date, except the final coupon period, which will be from and including the preceding scheduled coupon payment date to and excluding the earlier of the scheduled maturity date or early redemption date, as the case may be, or (ii) the period specified in the applicable pricing supplement. The postponement of any coupon payment date will not shorten or lengthen any relevant coupon period.

Early redemption; defeasance

If specified in the applicable pricing supplement, the securities may be subject to an automatic redemption and/or may be redeemable prior to maturity at our option (the automatic redemption and redemption at our option together, “early redemption”), in each case in whole or in part, on such date or dates as specified in the applicable pricing supplement, upon such notice, if applicable, as may be specified in the applicable pricing supplement (such date, the “early redemption notice date”).

If the securities are redeemed prior to the maturity date, you will be entitled to receive only the principal amount of the securities or such other amount as specified in the applicable pricing supplement, and, if specified in the applicable pricing supplement, any coupons to and including the early redemption date. In this case, you will lose the opportunity to continue to accrue and be paid coupons, or participate in the performance of any underlying or the basket, if applicable, from the early redemption date to the originally scheduled maturity date. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The securities are not subject to redemption at the option of any security holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Maturity date

The maturity date of the securities will be the date specified in the applicable pricing supplement, or the next succeeding business day if the scheduled maturity date is not a business day, subject to the market disruption provisions described in “—Market disruption events” herein.

No coupons or other payment will be payable because of any postponement of the maturity date.

If one or more underlyings consist of reference commodities, reference commodity futures contracts and/or commodity indices, the maturity date of the securities may be accelerated upon the occurrence of a commodity hedging disruption event, as described below in “—Commodity hedging disruption events.”

Redemption at maturity

Unless previously accelerated, redeemed, or purchased by us and cancelled, the securities will be redeemed on the maturity date for an amount of cash or by delivery of one or more underlyings, in each case determined as set forth in the applicable pricing supplement.

Certain definitions

The following terms used in this product supplement have the following definitions:

The “basket component weightings” will be specified in the applicable pricing supplement and will be a percentage of a basket applicable to each basket component.  If your securities are linked to the performance of a basket including one or more reference exchange rates, we may refer to the basket component weightings as “currency weightings.”

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are generally authorized or obligated by law or executive order to close.

A “calculation date” is any observation date and valuation date and, with respect to a commodity-based underlying, the trade date and strike date, if applicable, and any other day specified in the applicable pricing supplement, subject to the provisions described under “—Postponement of calculation dates” below.

The “closing level” of an underlying is:

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For a reference index, on any trading day for such reference index the level of such reference index determined by the calculation agent at the time at which the index sponsor of such reference index calculates the closing level of such reference index to be published on such trading day, subject to the provisions described under “—Changes to the calculation of a reference index” herein.

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For a reference fund, on any trading day for such reference fund the last reported sale price for one share of such reference fund, regular way, of the principal trading session on such day on the relevant exchange multiplied by the share adjustment factor for such reference fund, subject to the provisions described under “—Changes to the calculation of a reference fund” herein.

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For a commodity-based underlying, on any trading day the official closing level, spot price or fixing level, as applicable, for such commodity-based underlying as determined as set forth in the relevant underlying supplement or pricing supplement, as applicable, by the calculation agent in its sole discretion.

•	For a basket, on any trading day the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

•	For a reference share, on any trading day for such reference share:

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if such reference share is listed or admitted to trading on a national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the last reported sale price, regular way or, in the case of The NASDAQ Stock Market, the official closing level, of the principal trading session on such day on such principal securities exchange;

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if such reference share is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day;

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if such reference share is issued by a foreign issuer and its closing level cannot be determined as set forth in the two bullet points above, and such reference share is listed or admitted to trading on a foreign securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary foreign securities exchange or market on which such reference share is listed or admitted to trading; or

o
otherwise, if the closing level of the reference share cannot be determined as set forth above, the closing level will be the mean of the bid prices for such reference share or such other security obtained from as many dealers in such reference share, but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor for such reference share (or such other security).

“Commodity-based” means, with respect to any underlying, that the underlying is a reference commodity, reference commodity futures contract or a reference commodity index or component thereof.

“Equity-based” means, with respect to any underlying, that the underlying is an equity security or is an index of or is comprised of equity securities.

“Index sponsor” means, with respect to a reference index, the sponsor of such reference index that will publish or have published on its behalf, a level for the reference index.

The “level” of an underlying is:

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For a basket, at any time during the term of the securities the level of such basket at such time, calculated in accordance with the formula set forth in the applicable pricing supplement and subject to the provisions described under “—Changes to the calculation of a reference index,” “—Changes to the calculation of a reference fund,” “—Changes to the trading or calculation of a reference commodity or a reference commodity futures contract” and “Succession events for a reference exchange rate” herein, as applicable.

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For any reference commodity or reference commodity futures contract, at any time during the term of the securities the price of the reference commodity or reference commodity futures contract, respectively, displayed on the relevant exchange for such reference commodity or reference commodity futures contract at such time and subject to the provisions described under “—Market disruption events—For a reference commodity or a reference commodity futures contract” and “—Changes to the trading or calculation of a reference commodity or a reference commodity futures contract” herein.

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For any reference index, at any time during the term of the securities the level of such reference index published at such time by the index sponsor of such reference index and subject to the provisions described under “—Market disruption events—For an equity-based reference index,” “—Market disruption events—For a reference commodity index”  and “—Changes to the calculation of a reference index” herein.

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For any reference share or reference fund, at any time during the term of the securities the price of one such reference share or one share of such reference fund, respectively, displayed on the relevant exchange for such reference share or reference fund at such time, or if unavailable on that relevant exchange, any other exchange displaying that price, as specified in the applicable pricing supplement, multiplied by the share adjustment factor (as defined below) applicable to such reference share or reference fund at such time and, in the case of a reference share, subject to the provisions described under “—Market disruption events—For a reference share,” “—Adjustments—For equity securities of a reference share issuer” and “—Delisting of ADSs or termination of ADS facility” and, in the case of a reference fund, subject to the provisions described under “Market disruption events—For a reference fund,” “—Changes to the calculation of a reference fund” and “—Adjustments—For a reference fund” herein.

An “observation date” will be the date or dates specified in the applicable pricing supplement, or, for each underlying, the next succeeding trading day for such underlying if the scheduled observation date is not a trading day for such underlying, subject to the market disruption provisions described under “—Postponement of calculation dates” below.

A “reference commodity index” is a reference index that is an index consisting of one or more commodities, commodity futures contracts, and/or other indices the components of which include commodities and/or commodity futures contracts.

“Related exchange” means with respect to any underlying, each exchange on which futures or options contracts relating to such underlying are traded.

 “Relevant exchange” means:

•	with respect to a reference share or reference fund, the principal U.S. exchange on which such reference share or reference fund is traded;

•	with respect to a reference index, each principal exchange on which component securities included in such reference index are traded;

•	with respect to any reference commodity index, each organized exchange or market of trading for any component of such reference commodity index (or any combination thereof);

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with respect to any reference commodity, each of the London Metal Exchange (the “LME”), the London Bullion Market Association (the “LBMA”) or the London Platinum and Palladium Market (“LPPM”), as applicable, or each primary exchange or market of trading related to such reference commodity; and

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with respect to any reference commodity futures contract, ICE Futures Europe, ICE Futures U.S., the New York Mercantile Exchange (the “NYMEX”) or the Chicago Board of Trade (the “CBOT”), as applicable, or each primary exchange or market of trading related to such reference commodity futures contract.

The “share adjustment factor” is, in respect of a reference share or reference fund, initially equal to 1.0 on the date the securities are priced for initial sale to the public and will be subject to adjustment as described under “—Adjustments” herein.

The “spot rate” in respect of a reference exchange rate on any trading day will be the official fixing from the relevant fixing source at the relevant valuation time, expressed as number of units of the base currency per one unit of the reference currency, as reported by Reuters Group PLC (“Reuters”) or by Bloomberg (“Bloomberg”) or any successor source or page on the relevant page, as specified in the applicable pricing supplement, and subject to the provisions described under “—Succession events for a reference exchange rate.” The applicable pricing supplement will specify whether the Reuters or Bloomberg page will be used, the specific Reuters or Bloomberg page to be used, and if so, and the approximate time of the day at which the relevant page will be consulted by the calculation agent to determine the spot rate. If the spot rate for any reference exchange rate on any trading day is not published on such Reuters or Bloomberg page or such other page, then the calculation agent will determine the spot rate for such reference exchange rate on such trading day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such spot rate and any other information that it deems relevant, as of such trading day.

The “trade date” will be the date set forth in the applicable pricing supplement.

“Trading day” means:

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with respect to any reference index, reference fund or reference share, any day that is (or, but for the occurrence of a market disruption event in respect of such underlying, would have been) a day on which trading is generally conducted on the relevant exchange or relevant exchanges, as applicable, or the related exchanges for such underlying (each as defined herein);

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with respect to a reference currency exchange rate, any day on which (a) The City of New York and the principal financial centers for the reference currency and the base currency as specified in the applicable pricing supplement are open for dealings in foreign exchange, (b) banking institutions in The City of New York and such principal financial centers for the reference currency and the base currency are not otherwise authorized or required by law, regulation or executive order to close and, (c) if specified in the applicable pricing supplement, the Trans-European Automated Real-time Gross Settlement Express Transfer System (‘‘TARGET2’’) is open;

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with respect to a reference commodity, (i) if the commodity is gold, silver, palladium or platinum (each a “precious metal”), any day on which the relevant exchange is open to effectuate delivery of such reference commodity and (ii) if the reference commodity is not a precious metal, any day on which trading is generally conducted on the relevant exchange with respect to the applicable commodity; and

•	with respect to a reference commodity futures contract, any day on which trading is generally conducted on the relevant exchange with respect to the applicable reference commodity futures contract.

The “valuation date” will be the date or dates specified in the applicable pricing supplement, or, for each underlying, the next succeeding trading day for such underlying if the scheduled valuation date is not a trading day for such underlying, subject to the market disruption provisions described under “—Postponement of calculation dates” below.

Postponement of calculation dates

General

If the closing level, spot rate or other relevant level for any underlying is to be determined on any calculation date for the securities, but such date is not a trading day, then such level or rate for such underlying will be determined by the calculation agent on the immediately following trading day, unless a market disruption event has occurred or is continuing on any such trading day, in which case the provisions below will apply.

For equity-based underlyings

If the calculation agent determines that a market disruption event exists in respect of any underlying on any calculation date for which a closing level must be determined, then that calculation date for that underlying will be postponed to the first succeeding trading day for such underlying on which the calculation agent determines that no market disruption event exists in respect of such underlying, unless the calculation agent determines that a market disruption event exists in respect of such underlying on each of the five trading days for such underlying immediately following the scheduled calculation date. In that case, (a) the fifth succeeding trading day for such underlying following the scheduled calculation date will be deemed to be such calculation date for such underlying, notwithstanding the market disruption event, and (b) if such underlying is a:

•
reference index, the calculation agent will determine the closing level for such reference index on that deemed calculation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange-traded prices on the relevant exchanges or, if trading in any component included in the reference index has been materially suspended or materially limited, the calculation agent’s good faith estimate of the prices that would have prevailed on the relevant exchanges but for the suspension or limitation, as of the valuation time on that deemed calculation date, of each component included in such reference index (subject to the provisions described under “—Changes to the calculation of a reference index” herein);

•
reference fund, the calculation agent will determine the closing level for such reference fund on that deemed calculation date using its good faith estimate of the settlement price of such reference fund that would have prevailed on the relevant exchange for such reference fund but for the occurrence of a market disruption event (subject to the provisions described under “—Changes to the calculation of a reference fund” herein);

•
reference share, the calculation agent will determine the closing level for such reference share on that deemed calculation date using its good faith estimate of the settlement price of such reference share that would have prevailed on the relevant exchange for such reference share but for the occurrence of a market disruption event.

For commodity-based underlyings

If the calculation agent determines that a market disruption event exists with respect to a commodity-based underlying (other than a reference commodity index) on any calculation date for which a closing level must be determined, then the closing level for such underlying on such calculation date will be the closing level for the first subsequent trading day upon which no market disruption event occurs with respect to such underlying. If the calculation agent determines that a market disruption event exists with respect to an underlying on each of the five trading days immediately following a calculation date, (a) the fifth succeeding trading day after the scheduled calculation date will be deemed to be such calculation date, notwithstanding the market disruption event, and (b) the calculation agent will determine the closing level for such underlying on that deemed calculation date using the calculation agent’s good faith estimate of the closing level for such underlying that would have prevailed on the relevant exchange but for the market disruption event, as of the valuation time on the calculation date.

 If the calculation agent determines that a market disruption event exists in respect of one or more components of a reference commodity index (a “disrupted component”) on any calculation date, then the calculation agent will determine the closing level of such reference commodity index on such date using the formula for and method of calculation as used in such reference commodity index with reference to the closing level of the disrupted component, determined as set forth above, and the closing level of each component that does not experience a market disruption event on such date.

 If the calculation agent determines that a market disruption event exists in respect of a reference commodity index (but not in respect of any component thereof) on a calculation date, then the calculation agent will determine the level of such reference commodity index using the closing level on such calculation date on the relevant exchanges of each component of the index included in such reference commodity index as of the valuation time on such calculation date.

Postponement of consecutive calculation dates

If two or more consecutive calculation dates are specified in the applicable pricing supplement and a market disruption event exists in respect of any equity-based underlying on one of such calculation dates (a “disrupted calculation date”), then each calculation date scheduled to occur on consecutive trading days following such disrupted calculation date, if any, will be postponed by the corresponding number of days by which such disrupted calculation date is postponed as a result of such market disruption event.

Underlyings that are not affected by a market disruption event

The calculation date for any underlying not affected by a market disruption event will be the scheduled calculation date for such underlying.

Postponement of coupon payment dates, other relevant payment dates and the maturity date

If a calculation date (other than the final valuation date) is postponed in respect of any underlying as a result of a market disruption event or because such calculation date is not a trading day for any underlying to a date on or after the corresponding coupon payment date or other relevant payment date, then such coupon payment date or other relevant payment date will be postponed to the business day following the latest date to which such calculation date is postponed for any underlying.

If the final valuation date is postponed as a result of a market disruption event or because such final valuation date is not a trading day for any underlying, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed.

Market Disruption Events

In respect of an equity-based reference index, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of such reference index on the relevant exchange or relevant exchanges for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on such relevant exchange or relevant exchanges;

(b)
a breakdown or failure in the price and trade reporting systems of the relevant exchange or relevant exchanges for such reference index as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of such reference index during the one-half hour preceding the close of the principal trading session on such relevant exchange or relevant exchanges are materially inaccurate;

(c)
the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange during the one-half hour period preceding the close of the principal trading session for such related exchange; or

(d)	a decision to permanently discontinue trading in the relevant futures or options contracts;

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the components of the equity-based reference index or any instrument related to the reference index or components of the reference index or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the securities.

For the purpose of determining whether a market disruption event with respect to an equity-based reference index exists at any time, if trading in a security included in that reference index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of that reference index will be based on a comparison of (1) the portion of the level of that reference index attributable to that security relative to (2) the overall level of that reference index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event in respect of a reference index has occurred:

(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of a relevant exchange or the primary related exchange;

(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(c)	a suspension of trading in futures or options contracts related to such reference index by the primary related exchange, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference index; and

(d)
a “suspension, absence or material limitation of trading” on the primary related exchange will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

In respect of a reference fund, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such reference fund on the relevant exchange for such reference fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)
a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference fund, as a result of which the reported trading prices for the shares of such reference fund during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c)
the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such reference fund or the applicable index tracked by such reference fund (the “tracked index”), if any, for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market;

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the reference fund or any instrument related to the shares of the reference fund or the tracked index or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the securities.

For the purpose of determining whether a market disruption event in respect of a reference fund has occurred:

(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such reference fund or the primary related exchange or market for trading in futures or options contracts related to such reference fund or the tracked index;

(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)
a suspension of trading in futures or options contracts related to such reference fund or the applicable tracked index, if any, by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference fund or the applicable tracked index; and

(d)
a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference fund or the applicable tracked index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

In respect of a reference share, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of such reference share on the relevant exchange for such reference share for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)
a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference share as a result of which the reported trading prices for such reference share during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)
the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange, during the one-half hour period preceding the close of the principal trading session of such related exchange or market; or

(d)	a decision to permanently discontinue trading in such futures or options contracts relating to such reference share;

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference share or any instrument related to such reference share or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the securities.

For the purpose of determining whether a market disruption event in respect of a reference share has occurred:

(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such reference share or the primary related exchange or market for trading in futures or options contracts related to such reference share;

(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts related to such reference share by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference share; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange will not include any time when such exchange is itself closed for trading under ordinary circumstances.

In respect of a reference commodity index, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)
a temporary or permanent failure by a relevant exchange, a related exchange or index sponsor, as applicable, to announce or publish (i) the official daily closing level of such reference commodity index or (ii) either (a) the fixing price of any commodity included in the reference commodity index or (b) the settlement price for any futures contract or option contract related to the reference commodity index, or any futures contract or option contract related to any component of the reference commodity index (each such futures contract or option contract, a “relevant contract”);

(b)	the suspension of or material limitation on trading in any relevant contract, on a relevant exchange or related exchange, including where the settlement price for any relevant contract is a “limit price,” which means that the settlement price or fixing price, as applicable, for such relevant contract for a day has increased or decreased from the previous day’s settlement price or fixing price, as applicable, by the maximum amount permitted under the applicable exchange rules;
(c)
either (i) the failure of trading to commence, or the permanent discontinuance of trading, in any relevant contract on the relevant exchange or related exchange, or (ii) the disappearance of, or of trading in, any relevant contract;

(d) the occurrence of a material change in the content, composition or constitution of the reference index; or

(e) the occurrence of a material change in the formula for or the method of calculating the closing level of the reference commodity index.

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to maintain, establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

In respect of a commodity-based underlying other than a reference commodity index, as applicable, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)      a temporary suspension, absence or material limitation of trading in (i) the reference commodity or the reference commodity futures contract on a relevant exchange or related exchange, as applicable, or (ii) futures or options contracts, if applicable, relating to such reference commodity or reference commodity futures contract on a relevant exchange or related exchange, as applicable;

(b)      any event that materially disrupts or impairs the ability of market participants to (i) effect transactions in, or obtain market values for, the reference commodity or the reference commodity futures contract on a relevant exchange or related exchange, as applicable, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the reference commodity or the reference commodity futures contract on a relevant exchange or related exchange, as applicable (including, but not limited to, limitations, suspensions or disruptions of trading of one or more futures contracts by reason of movements succeeding “limit up” or “limit down” levels permitted by the relevant exchange);

(c)      the closure on any day of a relevant exchange on a scheduled trading day prior to its scheduled weekday closing time (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such relevant exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such scheduled trading day for such relevant exchange and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for the relevant exchange;

(d)      any scheduled trading day on which a relevant exchange or related exchange, as applicable, for the reference commodity or the reference commodity futures contract or fails to open for trading during its regular trading session;

(e)      the closing level is not published for the reference commodity or the reference commodity futures contract;

(f)      the occurrence of a material change in the formula for or the method of calculating the relevant level of the reference commodity or the reference commodity futures contract; or

(g)      the occurrence or existence of a commodity hedging disruption event;

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to maintain, establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

For purposes of determining whether a market disruption event with respect to the reference commodity or the reference commodity futures contract has occurred, the following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange; or

•	a decision to permanently discontinue trading in the futures or options contracts, if applicable, relating to a reference commodity.

For this purpose, an “absence of trading” on a relevant exchange or related exchange will not include any time when such relevant exchange or related exchange is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in the reference commodity or the reference commodity futures contract, or futures or options contracts, if applicable, related to the reference commodity or the reference commodity futures contract, on a relevant exchange or related exchange, by reason of any of:

•	a price change exceeding limits set by such relevant exchange or related exchange;

•	an imbalance of orders; or

•	a disparity in bid and ask quotes;

will in each case constitute a market disruption event.

Changes to the calculation of a reference index

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a reference index is (a) not calculated and announced by the index sponsor, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in such reference index, then such reference index will be deemed to be such reference index as so calculated and announced by such successor sponsor, or that successor index, as applicable (such index, a “successor reference index”).

Upon any selection by the calculation agent of a successor reference index, such successor reference index will be substituted for such reference index for all purposes of the securities, and we will, or will cause the calculation agent to, furnish notice thereof to us and the trustee.

If (x) on or prior to a calculation date or other relevant date on which a closing level must be determined an index sponsor, index calculation agent or index creator, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any calculation date or other relevant date on which a closing level must be determined the index sponsor fails to calculate and announce a closing level for the reference index (including a permanent discontinuance of the reference index where there is no successor index as described above), then, in each case, the calculation agent will calculate the closing level using, the level for such reference index on the calculation date or the relevant date in accordance with the formula for and method of calculating such closing level last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided to the trustee.

Changes to the calculation of a reference fund

The calculation agent will be solely responsible for the determinations and  calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a reference fund is de-listed from its relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute such reference fund with an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued reference fund (such exchange-traded fund, a “successor reference fund”). If a reference fund is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor reference fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the reference fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the reference fund. If a successor reference fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate a reference fund, that successor reference fund or closing level will be substituted for the reference fund for all purposes for the securities.

If at any time:

•	the tracked index is changed in a material respect; or

•
a reference fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of such reference fund had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level as if those changes or modifications had not been made, and calculate the closing level with reference to such reference fund, as adjusted.

The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Changes to the trading or calculation of a reference commodity or a reference commodity futures contract

The calculation agent will be solely responsible for the determinations and  calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a relevant exchange or related exchange discontinues trading in a reference commodity or reference commodity futures contract or the physical delivery of the related reference commodity or reference commodity futures contract, the calculation agent may, in its sole discretion, replace the reference commodity or reference commodity futures contract with another commodity or contract, as applicable, the settlement price or fixing level, as applicable, of which is quoted on such relevant exchange or any other exchange, that the calculation agent, in its sole discretion, determines to be comparable to the discontinued reference commodity or reference commodity futures contract (such replacement reference commodity or reference commodity futures contract, a “successor underlying”), in which case the closing level for such discontinued reference commodity or reference commodity futures contract on any relevant date on which the closing level is to be determined will be determined by reference to the successor underlying at the close of trading on such relevant exchange for such successor underlying on such day.

Upon any selection by the calculation agent of a successor underlying, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If a relevant exchange or related exchange discontinues trading in a reference commodity or reference commodity futures contract or the physical delivery of the related reference commodity or reference commodity futures contract and the calculation agent determines, in its sole discretion, that no successor underlying is available at such time, then the closing level for such reference commodity or reference commodity futures contract will be the closing level that the calculation agent, in its discretion, determines to be fair and commercially reasonable under the circumstances at approximately 10:00 a.m., New York City time, on the trading day immediately following the date of such determination.

If at any time the method of calculating the closing level of any reference commodity or reference commodity futures contract is changed in a material respect by a relevant exchange or related exchange, or if the reporting thereof is in any other way modified so that such closing level does not, in the opinion of the calculation agent, fairly represent the value of such reference commodity, reference commodity futures contract or futures or options contracts related thereto, the calculation agent will, at the close of business in New York City on each day on which the settlement price or fixing level, as applicable, for such reference commodity or reference commodity futures contract is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for such reference commodity or reference commodity futures contract. We will, or will cause the calculation agent to, provide written notice of such calculations and adjustments to be furnished to the holders of the securities.

Commodity hedging disruption events

The calculation agent will be solely responsible for the determinations and  calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

The following provisions will relate to securities linked to the performance of one or more reference commodities, reference commodity futures contracts and/or reference commodity indices.

If a commodity hedging disruption event (as defined below) occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the third business day immediately following the day on which such commodity hedging disruption event occurred. The amount due and payable per $1,000 principal amount of securities upon such acceleration will be the fair value of the securities as determined by the calculation agent in good faith in a commercially reasonable manner on the date such notice of acceleration is delivered and will be payable on the fifth business day thereafter. We will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the Depository Trust Company (“DTC”) of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration of the securities as a result of a commodity hedging disruption event.

A “commodity hedging disruption event” means that:

(a) due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the trade date of the securities, the calculation agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

(b) for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Adjustments

The calculation agent will be solely responsible for the determinations and calculations of any adjustments and any such determinations and calculations with respect to any event described below will be conclusive absent manifest error.

For the purpose of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the Calculation Agent may determine.

For a reference fund

The share adjustment factor for a reference fund will initially be set to 1.0 on the trade date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final valuation date; provided, however, if we deliver one or more underlyings at maturity, the share adjustment factor will be subject to adjustment up to and including the maturity date. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference fund will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

Share splits and reverse share splits

If the shares of a reference fund are subject to a share split or reverse share split, the share adjustment factor for such reference fund will be adjusted on the effective date of the share split or reverse share split so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•	the number of shares that a holder of one share of such reference fund before such effective date would have owned or been entitled to receive immediately following the applicable effective date.

Share dividends or distributions

If a reference fund is subject to a share dividend, i.e., an issuance of additional shares of such reference fund that is given ratably to all or substantially all holders of shares of such reference fund, then the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such dividend or distribution so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund, and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of such reference fund.

Non-cash distributions

If a reference fund distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference fund to all or substantially all holders of shares of such reference fund (other than (i) share dividends or distributions referred to under “—Share dividends or distributions” above and (ii) cash dividends referred to under “—Extraordinary cash dividends or distributions” below), then the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such distribution so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•
a fraction, the numerator of which is the “current market price” of one share of such reference fund and the denominator of which is the “current market price” less the “fair market value” of such distribution.

For purposes of adjustment to a reference fund:

•
The “current market price” means the closing level of one share of the reference fund on the trading day for such reference fund immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor for such reference fund.

•
The “ex-dividend date” with respect to a dividend or other distribution on the reference shares means the first trading day for a reference fund on which transactions in the shares of such reference fund trade on the relevant exchange for such reference fund without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•
The “fair market value” of a distribution on the shares of such reference fund means the value of the property distributed in respect of one share of such reference fund in such distribution as of the ex-dividend date for such distribution. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value of such distribution of property per share of such reference fund will equal the closing price of one share or other unit of such distributed property on such ex-dividend date.

Extraordinary cash dividends and distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a reference fund (with respect to the reference fund, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such reference fund by an amount equal to at least 10% of the closing level of such reference fund on the first trading day for such reference fund immediately preceding the ex-dividend date of the relevant dividend, unless otherwise specified in the applicable pricing supplement.

“Immediately preceding non-extraordinary cash dividend” means a dividend for which an ex-dividend date has occurred and no adjustment was made to the share adjustment factor as described herein. For the avoidance of doubt, if more than one cash dividend has the same ex-dividend date, then each such dividend will be deemed to be a single dividend with the aggregate amount on such ex-dividend date.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund, and

•
a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of the reference fund and the denominator of which is the closing level of such reference fund on the trading day for such reference fund before the ex-dividend date for such reference fund.

For equity securities of a reference share issuer

The share adjustment factor for a reference share will initially be set to 1.0 on the trade date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occuring after the close of business on the final valuation date; provided, however, if we deliver one or more underlyings at maturity, the share adjustment factor will be subject to adjustment up to and including the maturity date. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference share will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

For purposes of these adjustments, except as noted below, if the reference shares are ADSs, all adjustments to the share adjustment factor will be made based on the occurrence of the corporate events specified below with respect to the applicable underlying foreign equity securities. For example, if the applicable underlying foreign equity securities are subject to a two-for-one stock split, and assuming the then-prevailing share adjustment factor for the relevant reference shares is equal to 1.0, the share adjustment factor for such reference shares would be adjusted to be equal to 2.0. Further, if the relevant reference shares are ADSs, the term “dividend” used in this section, with respect to such reference shares, will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid to holders of the ADSs, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If the relevant reference shares are ADSs, no adjustment to the share adjustment factor, including those described below, will be made if (1) holders of such ADSs are not affected by any of the corporate events described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has already adjusted the number of shares of the applicable underlying foreign equity securities represented by such ADSs to reflect the corporate event in question. However, to the extent that the number of shares of the applicable underlying foreign equity securities represented by such ADSs is changed for any other reason, appropriate modifications to the adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock splits and reverse stock splits

If the reference shares are subject to a stock split or reverse stock split, the share adjustment factor for such reference shares will be adjusted on the effective date of that stock split or reverse stock split so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of shares that a holder of one share of such reference shares before the effective date would have owned or been entitled to receive immediately following the applicable effective date.

Stock dividends or distributions

If the reference shares are subject to a stock dividend, i.e., an issuance of additional shares of such reference shares that is given ratably to all or substantially all holders of such reference shares or (ii) distribution of shares of such reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer of such reference shares or otherwise, then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted on the ex-dividend date for such dividend or distribution so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of additional shares of such reference shares issued in the stock dividend or distribution with respect to one share of such reference shares.

Non-cash dividends or distributions

If the reference share issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all or substantially all holders of such reference shares (other than dividends, distributions or issuances referred to under “—Stock splits and reverse stock splits” or “—Stock dividends or distributions” above or  “—Extraordinary cash dividends or distributions” or “—Issuance of transferable rights or warrants” below), then the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•	a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the current market price less the fair market value of such distribution.

For purposes of these adjustments to the share adjustment factor:

•
The “current market price” means the closing level of one share of such reference share on the trading day for such reference share immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the share adjustment factor for such reference share.

•
The “ex-dividend date” with respect to a dividend or other distribution on the reference shares, means the first trading day for such reference shares on which such reference shares trade on the relevant exchange for such reference shares without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•
The “fair market value” of a distribution on the reference shares means the value of the property distributed in respect of one share of such reference shares in such distribution on the ex-dividend date for such distribution. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value per share or other unit of such distributed property will equal the closing price of one share or other unit of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on the reference shares described in clause (a), (d) or (e) of the section entitled “—Reorganization events” or “—Issuance of transferable rights or warrants” below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor under this “Non-cash dividends or distributions” section and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization events” or will only cause an adjustment pursuant to the section entitled “—Issuance of transferable rights or warrants,” as applicable.

Extraordinary cash dividends or distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of a reference share (with respect to the reference share, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such reference share by an amount equal to at least 10% of the closing level of such reference share on the first trading day for such reference share immediately preceding the ex-dividend date of the relevant dividend, unless otherwise specified in the applicable pricing supplement.

“Immediately preceding non-extraordinary cash dividend” means a dividend for which an ex-dividend date has occurred and no adjustment was made to the share adjustment factor as described herein. For the avoidance of doubt, if more than one cash dividend has the same ex-dividend date, then each such dividend will be deemed to be a single dividend with the aggregate amount on such ex-dividend date.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference share will be adjusted so that the new share adjustment factor for such reference share equals the prior share adjustment factor for such reference share plus the product of:

•	the prior share adjustment factor for such reference share, and

•
a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of such reference share and the denominator of which is the closing level of such reference share on the trading day for such reference share before the ex-dividend date for such reference share.

Issuance of transferable rights or warrants

If a reference share issuer issues transferable rights or warrants to all holders of its reference shares to subscribe for or purchase shares of such reference shares, including new or existing rights to purchase shares of such reference shares, at an exercise price that is less than the closing level of one share of such reference shares on both (i) the date the exercise price of such rights or warrants, pursuant to a shareholder’s rights plan or arrangement or otherwise, is determined and (ii) the expiration date of such rights and warrants, and if the expiration date of such rights or warrants precedes the maturity date, then the share adjustment factor for such reference shares will be adjusted on the expiration date so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of such reference shares that could be purchased in the market with the cash value of such rights or warrants distributed on one share of such reference shares.

The number of shares of such reference shares that could be purchased in the market will be based on the closing level of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such rights or warrants, if the rights or warrants are traded on a U.S. national securities exchange or a foreign securities exchange or market, will equal the closing price of such rights or warrants, or, if the rights or warrants are not traded on a U.S. national securities exchange or a foreign securities exchange or market, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor is determined, provided that if only two such bid prices are available, then the cash value of such rights or warrants will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

Reorganization events

If, prior to the maturity date:

(a)              there occurs any reclassification or change of the reference shares, including, without limitation, as a result of the issuance of tracking stock by the reference share issuer;

(b)              a reference share issuer, or any surviving entity or subsequent surviving entity of such reference share issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding shares of the reference shares are exchanged for or converted into other property;

(c)              any statutory exchange of the shares of a reference share issuer or any successor entity with another corporation or other entity occurs, other than pursuant to clause (b) above;

(d)      a reference share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(e)              a reference share issuer issues to all of its shareholders equity securities of an issuer other than such reference share issuer, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”); or

(f)              a tender or exchange offer or going private transaction is commenced for all the outstanding shares of a reference share issuer and is consummated and completed for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”), then the level on any day for such reference shares or, in the case of a spin-off event, the share adjustment factor for such reference shares will be adjusted as set forth below.

If an event similar to a reorganization event as described above occurs with respect to a reference share, the calculation agent may calculate the corresponding adjustment or series of adjustments to the initial level, the closing level or the level of the reference shares, as applicable, as the calculation agent determines in good faith to be appropriate to account for that reorganization event. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or the calculation agent’s decision not to make any such adjustment.

If a reorganization event with respect to the reference shares occurs, the calculation agent will be solely responsible for the determinations of any exchange property (as defined below), the value of any exchange property and the effect of the reorganization event on the initial level, the closing level or the level of the reference shares, as applicable, and its determinations and calculations will be conclusive absent manifest error.

If a reorganization event with respect to the reference shares, other than a spin-off event, occurs as a result of which the holders of such reference shares receive exchange property, then the level on any day for such reference shares will be determined by reference to the value of the exchange property in respect of each reference share following the effective date for such reorganization event. The value of the exchange property will be calculated as the sum of the values of the components of the exchange property as described below:

•
If the exchange property consists of securities (including, without limitation, securities of the reference share issuer or securities of foreign issuers represented by ADSs) traded on a U.S. national securities exchange (“exchange-traded securities”), the value of such exchange property will equal the closing price on the primary exchange for such exchange-traded securities.

•
if the exchange property consists of cash, property other than exchange-traded securities or a combination thereof, the calculation agent will value such exchange property as if such exchange property was liquidated on the date holders of such reference shares received such non-cash exchange property upon terms that it deems commercially reasonable, and the value of such exchange property will equal the aggregate cash amount, including both the exchange property consisting of cash and the amount resulting from such valuation of such non-cash exchange property.

Following a spin-off event, holders of the securities will not participate in any way in the returns or market performance of the equity securities issued to holders of such reference shares in such spin-off event.

“Exchange property,” with respect to any reference shares that are subject to a reorganization event other than a spin-off event, will consist of any shares of such reference shares that continue to be held by the holders of such reference shares, and any securities, cash or any other property distributed to the holders of the reference shares in or as a result of such reorganization event. In the event of any reorganization event in which a holder of the reference shares may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash. No coupons will accrue on any exchange property.

In the event exchange property consists of securities, those securities will, in turn, be subject to the adjustments and market disruption events contained herein, as modified by the calculation agent to take into account the nature and terms of such securities.

In the case of a tender or exchange offer or going private transaction for all the outstanding reference shares that is consummated and completed for all or substantially all of such reference shares and that involves exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer or going private transaction with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going private transaction).

The calculation agent will be solely responsible for the determinations and  calculation of the exchange property if a reorganization event occurs, the value thereof and its effect on the final level of the reference shares.

If a spin-off event with respect to the reference shares occurs, then, on and after the ex-dividend date for such reference shares for the distribution of equity securities subject to such spin-off event, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•
a fraction, the numerator of which is the closing level of such reference shares on the trading day immediately preceding the ex-dividend date for such reference shares with respect to the spin-off event (the “prior price”) and the denominator of which is the prior price less the value of a number of spin-off shares received per share of reference share in the spin-off. The value of a spin-off share will be determined as set forth under “closing level” as if such spin-off share was a reference share.

As a result, following a spin-off event, holders of the securities will not participate in any way in the returns or market performance of the equity securities issued to holders of such reference shares in such spin-off event.

Succession events for a reference exchange rate

The calculation agent will be solely responsible for the determinations and  calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

A “succession event” means the occurrence of either of the following events:

(i)   a reference currency or the base currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or

(ii)   any relevant reference currency country or base currency country (each as defined below) divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event.

We refer to such applicable reference currency or such base currency, as applicable, with respect to which a succession event has occurred as the “former currency.”

On and after the effective date of a succession event, the former currency will be deemed to be replaced with:

(i)   in the case of clause (a) above, the currency that lawfully replaces the former currency, into which the former currency is converted or redenominated, or for which the former currency is exchanged, as applicable, or

(ii)   in the case of clause (b) above, a currency selected by the calculation agent from among the lawful currencies resulting from such division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the former currency, taking into account the latest available quotation for the spot rate of the former currency relative to the base currency or the applicable reference currency relative to the base currency, as applicable, and any other information that it deems relevant.

We refer to the replacement currency determined as described in clause (i) or (ii) above as a “successor currency.”

Upon the occurrence of a succession event:

(x)           if the former currency is a reference currency, the initial spot rate for the successor currency will be equal to (A) the product of the initial spot rate for the former currency and the official conversion rate for the former currency per one unit of successor currency (as publicly announced by the reference currency country) used by the country or economic region the lawful currency of which is such reference currency (a “reference currency country”) to set its official exchange rate for the base currency per one unit of successor currency on the effective date of such succession event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the reference currency country, the product of the spot rate for the successor currency on the effective date of such succession event and a fraction, the numerator of which is the initial spot rate for the former currency and the denominator of which is the spot rate for the former currency on the trading day immediately preceding the effective date of such succession event; or

(y)           if the former currency is the base currency, the initial spot rate for each reference currency will be adjusted to be equal to (A) the product of the initial spot rate for such reference currency immediately prior to such adjustment and the official conversion rate for the successor currency per one unit of former currency (as publicly announced by the base currency country) used by the country or economic region the lawful currency of which is the base currency (the “base currency country”) to set its official exchange rate for such reference currency per one unit of successor currency on the effective date of such succession event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the base currency country, the product of the spot rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the successor currency) on the effective date of such succession event and a fraction, the numerator of which is the initial spot rate for such reference currency immediately prior to such adjustment and the denominator of which is the spot rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the former currency) on the trading day immediately preceding the effective date of such succession event.

Upon the occurrence of a succession event, the calculation agent will select in good faith and in a commercially reasonable manner substitute a Reuters or Bloomberg page or such other page for purposes of determining the spot rates of the affected reference currencies.

Notwithstanding the foregoing, if, as a result of a succession event, (1) in the case of a former currency that is a reference currency, the successor currency is the same as the base currency, or (2) in the case of a former currency that is the base currency, a reference currency is the same as the successor currency, in lieu of the adjustments described in the preceding paragraphs (x) and (y), the spot rate for the affected reference currency on each trading day occurring on and after the effective date of such succession event will be deemed to be equal to the spot rate for such reference currency on the trading day immediately preceding such effective date.

Delisting of ADSs or termination of ADS facility

The calculation agent will be solely responsible for the determinations and  calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If reference shares that are originally ADSs (the “original reference shares”) are no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying foreign equity securities and the ADS depositary is terminated for any reason, then, on and after the date such ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the calculation agent, in its sole discretion, will either (A) determine the successor reference shares (as defined below) to such ADSs after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the “successor reference shares” and such successor foreign equity security issuer, a “successor foreign reference share issuer”) or (B) select the applicable underlying foreign equity securities to replace such original reference shares.

The “successor reference shares” with respect to an ADS will be the ADS of a company selected by the calculation agent organized in, or with its principal executive office located in, the country in which the reference share issuer of such original reference shares is organized or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as the original reference shares in respect of the successor reference shares that, in the sole discretion of the calculation agent, are the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or the underlying foreign equity security for which is) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the securities with respect to such ADS (a “hedging restriction”); provided further, that if the successor reference shares cannot be identified as set forth above for which a hedging restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such original reference shares is organized or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a hedging restriction. Notwithstanding the foregoing, if the successor reference shares cannot be identified in the country in which the issuer of such original reference shares is organized or has its principal executive office, as set forth above, such successor reference shares will be selected by the calculation agent and will be the equity security of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a hedging restriction.

Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, references in this product supplement and the applicable pricing supplement to such “reference shares” will no longer be deemed to refer to the original reference shares and will be deemed instead to refer to any such successor reference shares for all purposes, and references in this product supplement and the applicable pricing supplement to “reference share issuer” of the original reference shares will be deemed to be to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under “—Delisting of ADSs or termination of ADS facility,” on and after the change date, (i) the initial level for such successor reference shares will be equal to the initial level of the original reference shares, (ii) the closing level for such successor reference shares on any trading day will be the closing level of one share of such successor reference shares on such trading day, multiplied by the share adjustment factor on such trading day, and (iii) the share adjustment factor for such successor reference shares will be an amount as determined by the calculation agent in its sole discretion in good faith as of the change date, taking into account, among other things, the closing level of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with “—Adjustments.”

Following the selection of the successor reference shares, the share adjustment factor of the successor reference shares will be subject to adjustment as described above under “—Adjustments.”

If the successor reference shares are selected, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the change date, of the successor reference share issuer, the successor reference shares and the initial level for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the calculation agent selects the applicable underlying foreign equity security to replace the reference shares pursuant to clause (B) of the first paragraph under “—Delisting of ADSs or termination of ADS facility” above, the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for the ADS multiplied by the number of the applicable underlying foreign equity securities represented by a single ADS, subject to further adjustments as described under “—Adjustments.” On any trading day, the closing level for such reference shares will be expressed in U.S. dollars, converting the closing level of the applicable underlying stock on such trading day into U.S. dollars using the applicable reference exchange rate as described below.

On any date of determination, the applicable reference exchange rate will be the spot rate of the local currency of the applicable underlying equity security relative to the U.S. dollar as reported by Reuters (or any successor service) on the relevant page for such rate at approximately the closing time of the relevant exchange for the applicable underlying equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable reference exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the securities for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable reference exchange rate in its sole discretion.

Events of default and acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair value of the securities as determined by at least three but not more than five broker  dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair value determinations available to the calculation agent.

Purchases

We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation agent

The calculation agent is Credit Suisse International, an affiliate of ours. The calculation agent makes all determinations with respect to the securities. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the securities, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors—There may be potential conflicts of interest.”

Further issues

Without notice to or the consent of the registered holders of the securities, we may from time to time create and issue further securities ranking pari passu with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Amendments

We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in the applicable offering documents, and the trustee is authorized to enter into any such amendment without any such consent.

Substitution

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the securities for all purposes under the securities.

Notices

Notices to holders of the securities will be made by first-class mail, postage prepaid, to the registered holders.

THE UNDERLYINGS OR BASKET

The one or more underlyings or basket to which the securities are linked will be specified in the applicable pricing supplement. If any underlying is replaced by a successor underlying as set forth herein, such successor underlying will be substituted for that underlying for all purposes of the securities.

Reference shares

If the applicable pricing supplement specifies that the securities will be linked to the performance of one or more reference shares, we will provide summary information regarding the business of any reference share issuer based on its publicly available documents in the applicable pricing supplement. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of each reference share may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the securities offered thereby and do not relate to any reference shares or other securities of the reference share issuers. We will derive any and all disclosures contained in the relevant pricing supplement regarding the reference share issuers from the publicly available documents described above. In connection with the offering of the securities, we have not and will not participate in the preparation of such documents or make any due diligence inquiry with respect to any reference share issuers. We do not and will not make any representation that such publicly available documents are, or any other publicly available information regarding the reference share issuers is or will be, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of any reference shares (and therefore the final levels) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the reference share issuers could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of any underlying.

We and/or our affiliates may currently or from time to time engage in business with reference share issuers, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the reference shares or reference share issuers, and neither we nor any of our affiliates undertake to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to any reference shares or reference share issuers, and these reports may or may not recommend that investors buy or hold such reference shares. As a prospective purchaser of a security, you should undertake an independent investigation of any reference shares and reference share issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Reference indices, reference funds, reference shares, reference exchange rates, reference commodities and reference commodity futures contracts

Additional information relating to any applicable reference indices, reference funds, reference shares, reference exchange rates, reference commodities or reference commodity futures contracts will be set forth in an underlying supplement or the applicable pricing supplement.

Historical performance of the underlying

We will provide historical information on any underlying in the relevant pricing supplement. You should not take any of those historical levels as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of any underlying.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the securities that may be relevant to holders of the securities that acquire their securities from us as part of the original issuance of the securities.  This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and who purchase the securities at the “issue price” of the securities (as described below).  Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds the securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  Tax consequences under state, local and foreign laws are not addressed herein.  No ruling from the IRS has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of the securities or instruments with terms that are substantially the same as those of your securities.  No ruling is being requested from the IRS with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described below or in the applicable Pricing Supplement for a particular security.

The U.S. federal income tax consequences to a U.S. Holder of securities will differ depending on the terms of the securities.  As discussed further below, one possible characterization of the securities is that they are treated for U.S. federal income tax purposes, as indebtedness. In such case, if the securities have a term of one year or less, they would be treated as short-term debt obligations in the manner described below under “U.S. Holders—Short-term Debt Obligations.” Alternatively, if the securities have a term of more than one year, they could be treated as indebtedness that is subject to the regulations governing variable rate debt instruments (“VRDIs”) in the manner described below under “U.S. Holders—Variable Rate Debt Instruments” or contingent payment debt instruments (“CPDIs”) in the manner described below under “U.S. Holders—Contingent Payment Debt Instruments.”

The possible alternative characterizations and risks to investors of such characterizations are discussed below.  In certain cases, how a particular security will be treated will not be clear.  Each applicable Pricing

Supplement will contain an opinion of our special tax counsel regarding the U.S. federal income tax characterization of a security, or whether special tax counsel is unable to opine as to the U.S. federal income tax characterization thereof.

Alternative Characterizations of the Securities

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts.  Thus, it is possible that the IRS could seek to treat the securities differently from our intended treatment or to characterize your securities in a manner that results in tax consequences to you that are different from those described below.  For example, if we intend to treat an offering of securities as VRDIs, the IRS could seek to treat the securities as CPDIs, and vice versa, which, if the IRS were successful, could have adverse U.S. federal income tax consequences to you.  It is also possible that the IRS would assert that the securities are not debt instruments and instead seek to characterize the securities as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange.  In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.  The IRS might assert that the securities are not debt instruments and, if the basket includes a fund, the constructive ownership transaction rules of Code section 1260 apply.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the securities.

Short-Term Debt Obligations

As noted above, if the securities have a term of one year or less, we may agree to treat them as short-term debt obligations.  Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the excess of the stated redemption price at maturity of the obligation over the obligation’s issue price.  It is unclear how the rules governing short-term debt obligations apply to short-term debt obligations that have contingent payments, such as the securities.

Under the rules that apply to short term debt obligations, a cash method U.S. Holder (other than an Electing Cash-method U.S. Holder, as defined below) should include any discount on the securities as ordinary income upon receipt.  Upon a sale or other taxable disposition of a security, a cash method U.S. Holder (other than an Electing Cash-method U.S. Holder) should recognize gain or loss with respect to the security in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the security.  Such gain or loss will be short-term capital gain or loss, except to the extent of the discount that has accrued on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) through the date of the sale or other taxable disposition, which should be treated as ordinary income.  In addition, a cash method U.S. Holder (other than an Electing Cash-method U.S. Holder) will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the security until it is included in income.

Under the rules that apply to short term debt obligations, an accrual method, a cash method U.S. Holder that elects to accrue the discount currently (an “Electing Cash-method U.S. Holder”), or certain specified taxpayers (e.g., regulated investment companies) should include any discount on the securities as ordinary income as it accrues on a straight-line basis, unless it elects to accrue the discount on a constant yield method based on daily compounding.  Upon a sale or other taxable disposition of a security, such a U.S. Holder should recognize gain or loss with respect to the security in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the security.  Such gain or loss will be short-term capital gain or loss, except to the extent of any discount that has accrued on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) through the date of the sale or other taxable disposition and has not previously been included in income, which should be treated as ordinary income.

Variable Rate Debt Instruments

As noted above, if the securities have a term of more than one year, we may agree to treat them as VRDIs.  In such case, the securities are not expected to be treated as issued with original issue discount or premium for U.S. federal income tax purposes because the stated redemption price at maturity of the securities is expected to equal their issue price, or because any such difference is expected to only be a de minimis amount (as determined for U.S. federal income tax purposes).  You should consult your tax advisor regarding possible tax consequences of the securities being treated as issued with original issue discount or premium for U.S. federal income tax purposes.

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition (less any accrued qualified stated interest, which will be taxable as ordinary interest income) and the U.S. Holder’s tax basis in the security (generally its cost).  Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition.  For securities held one year or less at the time of disposition, such gain or loss will be short-term capital gain or loss.

Contingent Payment Debt Instruments

As noted above, if the securities have a term of more than one year, we may agree to treat them as debt instruments that are subject the regulations governing CPDIs (the “Contingent Debt Regulations”).  Under the Contingent Debt Regulations, actual cash payments on the securities, if any, will not be reported separately as taxable income, but will be taken into account under such regulations.  As discussed more fully below, the effect of the Contingent Debt Regulations will be to:

•	require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the securities;
•	require you to accrue original issue discount at the comparable yield (as described below); and
•	generally result in ordinary rather than capital treatment of any gain and to some extent loss, on the sale, exchange, repurchase, or redemption of the securities.

You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities, that equals:

•
the product of (i) the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the securities, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and
•	multiplied by the number of days during the accrual period that you held the securities.

The “issue price” of a security will be the first price at which a substantial amount of the securities is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.  The adjusted issue price of a security will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the amount of any noncontingent payment and the projected amounts of any payments previously made with respect to the securities.

Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the securities.  We will determine the comparable yield of the securities based on the rate, as of the initial issue date, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities.  We are required to furnish holders the comparable yield and, solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments.  For purposes of this determination—and only for purposes of this determination, which is required for U.S. federal income tax purposes—we will assume that the securities will not be called and will be held until the maturity date.  The comparable yield and projected payment schedule, both as determined on the pricing date, will be provided to holders upon request or may be included in the final pricing supplement.  To request a copy of the comparable yield and projected payment schedule, holders should contact the Credit Suisse Tax Department, One Madison Avenue, Fourth Floor, New York, New York. 10010.  For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments that we furnish to you in determining your original issue discount accruals (and the adjustments thereto described below) in respect of the securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the securities and do not constitute a projection or representation regarding the actual amount or timing of the payments on a security.

If the actual contingent payment received differs from the projected payment, adjustments will be made for the difference.  If such payment exceeds the projected payment, you will incur a positive adjustment equal to the amount of such excess.  Such positive adjustment will be treated as additional original issue discount in such taxable year.  If, however, such payment is less than the amount of the projected payment, you will incur a negative adjustment equal to the amount of such deficit.  A negative adjustment will:

•	first, reduce the amount of original issue discount required to be accrued in the current year;
•
second, any negative adjustment that exceeds the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the securities; and

•	third, any excess negative adjustment will reduce the amount realized on a sale, exchange, or redemption of the securities.

A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

Upon the sale or other taxable disposition of a security, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the security.  Any gain on a security generally will be treated as ordinary income.  Loss from the disposition of a security will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the securities.  Any loss in excess of that amount will be treated as capital loss, which generally will be long-term if the securities were held for more than one year.  The deductibility of net capital losses by individuals and corporations are subject to limitations.

Special rules apply in determining the tax basis of a security.  Your adjusted tax basis in a security is generally your original purchase price for the security increased by original issue discount (before taking into account any adjustments) you previously accrued on the securities and reduced by the amount of any noncontingent payment and the projected amount of any contingent payments previously scheduled to be made to you (without regard to the actual amount paid).

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year.  “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities).  Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain.  Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax.  If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of the Medicare Tax to your income and gains in respect of your investment in the securities.

Securities Held Through Foreign Entities

Under certain provisions of the “Hiring Incentives to Restore Employment Act,” generally referred to as “FATCA,” and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” means any withholdable payment and any foreign passthru payment.  To avoid becoming subject to the 30% withholding tax on payments to them, we and other foreign financial institutions may be required to report information to the IRS regarding the holders of the securities and, in the case of holders who (i) fail to provide the relevant information, (ii) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold the securities directly or indirectly through such non-compliant foreign financial institutions, we may be required to withhold on a portion of payments under the securities.  FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  If payments on the securities are determined to be from sources within the United States, we will treat such payments as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Pursuant to the recently finalized regulations described above and IRS Notice 2013-43, and subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014 (other than certain payments made with respect to a “preexisting obligation,” as defined in the regulations); (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016; and (iii) foreign passthru payments made after the later of December 31, 2016, or the date that final regulations defining the term ”foreign passthru payment” are published.  Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is outstanding on July 1, 2014 (a “grandfathered obligation”); (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents; and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation).  Thus, if you hold your securities through a foreign financial institution or foreign entity, a portion of any of your payments may be subject to 30% withholding.

 Non-U.S. Holders Generally

Except as provided under “Securities Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” payments made with respect to the securities to a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”) and that has no connection with the United States other than holding its securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements.  Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.  Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Code and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States.  Unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax.  A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).  For payments made before January 1, 2016, the regulations provide that a specified NPC is any NPC if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract, (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract, (c) the underlying security is not readily tradable on an established securities market, or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract.

Proposed  regulations provide that a dividend equivalent is (i) any payment of a substitute dividend made pursuant to a securities lending or sale-repurchase transaction that references the payment of a dividend from an underlying security, (ii) any payment made pursuant to a specified NPC that references the payment of a dividend from an underlying security, (iii) any payment made pursuant to a “specified equity-linked instrument” (a “specified ELI”) that references the payment of a dividend from an underlying security, or (iv) any other substantially similar payment.  An underlying security is any interest in an entity taxable as a domestic corporation if a payment with respect to that interest could give rise to a U.S. source dividend. An ELI is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, debt instrument, or other contractual arrangement.  For payments made after December 31, 2015, a specified NPC is any NPC that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition.  For payments made after December 31, 2015, a specified ELI is any ELI issued on or after 90 days after the date the proposed regulations are finalized that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition.  The delta of an NPC or ELI is the ratio of the change in the fair market value of the contract to the change in the fair market value of the property referenced by the contract.  If an NPC or ELI references more than one underlying security, a separate delta must be determined with respect to each underlying security without taking into account any other underlying security or other property or liability.  If an NPC (or ELI) references more than one underlying security, the NPC (or ELI) is a specified NPC (or specified ELI) only with respect to underlying securities for which the NPC (or ELI) has a delta of 0.70 or greater at the time that the long party acquires the NPC (or ELI).  The proposed regulations provide an exception for qualified indices that satisfy certain criteria; however, it is not entirely clear how the proposed regulations will apply to securities that are linked to certain indices or baskets.  The proposed regulations provide that a payment includes a dividend equivalent payment whether there is an explicit or implicit reference to a dividend with respect to the underlying security.

We will treat any portion of a payment or deemed payment on the securities (including, if appropriate, the payment of the purchase price) that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided.  If withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.  The proposed regulations are extremely complex.  Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these proposed regulations and whether payments or deemed payments on the securities constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

A security may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the security at the time of his or her death.  The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States.  Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Proposed Legislation on Certain Financial Transactions

Members of Congress have from time-to-time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities).  These or other potential changes in law could adversely affect the tax treatment of the securities and may be applied with retroactive effect.  You are urged to consult your tax advisor regarding how any such potential changes in law could affect you.

Information Reporting Regarding Specified Foreign Financial Assets

The Code and regulations thereunder generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year.  Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.  Specified foreign financial assets include, with some limited exceptions, any financial account maintained at a foreign financial institution and any debt or equity interest in a foreign financial institution, including a financial institution organized under the laws of a U.S. possession, and any of the following that are held for investment and not held in an account maintained by a financial institution: (1) any stock or security issued by person other than a U.S. person (including a person organized in a U.S. possession), (2) any financial instrument or contract that has an issuer or counterparty that is other than a U.S. person (including a person organized in a U.S. possession), and (3) any interest in a foreign entity.  Additionally, for tax years beginning after December 12, 2014, the regulations provide that specified foreign financial assets include certain retirement and pension accounts and non-retirement savings accounts.

Proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011, but have not yet been adopted as final regulations.  Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets.  Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold.  Pursuant to an IRS Notice, reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which will not be earlier than taxable years beginning after December 31, 2012.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder.  Penalties apply to any failure to file IRS Form 8938.  In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed.  You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Disclosure of Reportable Transactions

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) that is required to file a U.S. income tax return must disclose their participation in certain reportable transactions to the IRS.  A reportable transaction includes a loss transaction in which a taxpayer who is an individual or trust (whether or not the loss flows through an S corporation or a partnership) claims a loss under Code section 165 of at least $50,000 in any single taxable year if the loss arises with respect to a Code section 988 transaction.  You should consult your tax advisor as to the requirement you may have to disclose your securities transaction to the IRS.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax.  You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion.  A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We will sell the securities to CSSU and certain other agents that are or may become party to the Distribution Agreement, as amended or supplemented, from time to time (CSSU and such other agents, each an “Agent” and collectively, the “Agents”), acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Each Agent may offer the securities it has purchased as principal to other dealers. Each Agent may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by each Agent from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

We may also sell securities to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the applicable pricing supplement. An Agent may offer the securities it has purchased as principal to other dealers. That Agent may sell the securities to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of securities that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Each issue of securities will be a new issue of securities with no established trading market. CSSU intends to make a secondary market in the securities. Any of our broker dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of securities related to market making transactions by and through our broker dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker dealer subsidiary or affiliate that does make a market in the securities may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. The securities will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Because CSSU is one of our wholly owned subsidiaries, CSSU has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates. The net proceeds received from the sale of the securities will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business. Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

Each Agent has represented and agreed that it will not offer or sell the securities in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the securities, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

No action has been or will be taken by us, CSSU or any dealer that would permit a public offering of the securities or possession or distribution of the offering documents in any jurisdiction other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of the offering documents relating to the securities may be made in or from any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us, CSSU, the Agents or any dealer.

Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

NOTICE TO INVESTORS

 Argentina

This document, and the documents related to the offering, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores”) for approval. Accordingly, the securities may not be offered or sold to the public in Argentina. This document does not constitute an offer of, or an invitation to purchase, the securities in Argentina.

 Bahamas

The securities may not be offered or sold in or from within The Bahamas unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas.

The securities may not be offered or sold to persons or entities deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Exchange Control Department of the Central Bank of The Bahamas is obtained.

No distribution of the securities may be made in The Bahamas unless a preliminary prospectus and a prospectus have been filed with the Securities Commission of The Bahamas (the “Securities Commission”) and the Securities Commission has issued a receipt for each document, unless such offering is exempted pursuant to the Securities Industry Regulations, 2012, in which case additional filing and reporting obligations under Bahamian law may be triggered.

Brazil

The securities have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets.  The issuance of the securities has not been nor will be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”).  Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended.  Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil.  Therefore, each of the Agents has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the securities in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian legislation. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

Recipient acknowledges that it has not been solicited through the distribution of the securities and further represents and warrants that it is not buying or selling the securities in connection with an invitation to buy or sell the securities to the public in the Virgin Islands within the meaning of section 25 of the Securities and Investment Business Act, 2010 (“SIBA”).  Recipient further represents and warrants: (a) that it is a Qualified Investor as defined in Schedule 4 of SIBA and, to the extent the recipient is a professional investor for the purposes of Schedule 4, it declares that (i) its ordinary business involves, whether for its own account or the account of others, the acquisition or disposal of property of the same kind as the property constituting the Interests, or a substantial part of the property; or (ii) it has net worth in excess of US$1,000,000 or its equivalent in any other currency and that it consents to being treated as a professional investor within the meaning of section 40 of SIBA; or (b) that no document associated with the purchase or sale of the securities (including any prospectus or offering document) has been received by the recipient at an address in the Virgin Islands other than its registered office in the Virgin Islands.

Cayman Islands

Restrictions on the Offer of the Securities

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the securities unless the issuer is listed on the Cayman Islands Stock Exchange.

Chile

Neither the Issuer nor the securities have been registered with the Superintendencia de Valores y Seguros pursuant to Law No. 18,045, the Ley de Mercado de Valores, and regulations thereunder, so they may not be offered or sold publicly in Chile. This document does not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the Republic of Chile, other than to individually identified investors pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Colombia

THIS MARKETING MATERIAL DOES NOT CONSTITUTE A PUBLIC OFFER IN THE REPUBLIC OF COLOMBIA. PRODUCTS ARE OFFERED UNDER CIRCUMSTANCES, WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS. THE OFFER OF CREDIT SUISSE PRODUCTS AND/OR SERVICES IS ADDRESSED TO LESS THAN ONE HUNDRED SPECIFICALLY IDENTIFIED INVESTORS. CREDIT SUISSE PRODUCTS ARE BEING PROMOTED/MARKETED IN COLOMBIA OR TO COLOMBIAN RESIDENTS IN STRICT COMPLIANCE WITH PART 4 OF DECREE 2555 OF 2010 OF THE GOVERNMENT OF COLOMBIA AND

OTHER APPLICABLE RULES AND REGULATIONS RELATED TO THE PROMOTION OF FOREIGN FINANCIAL AND/OR SECURITIES RELATED PRODUCTS OR SERVICES IN COLOMBIA.

UPON PURCHASING THE SECURITIES, COLOMBIAN ELIGIBLE INVESTORS ACKNOWLEDGE THAT THEY ARE SUBJECT TO COLOMBIAN LAWS AND REGULATIONS (IN PARTICULAR, FOREIGN EXCHANGE, SECURITIES AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT CONSUMMATED IN CONNECTION WITH ANY RELEVANT INVESTMENT AND UNDER APPLICABLE REGULATIONS AND FURTHER REPRESENT THAT THEY ARE THE SOLE LIABLE PARTY FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS. IN ADDITION, ANY COLOMBIAN ELIGIBLE INVESTOR ENSURES THAT CREDIT SUISSE WILL HAVE NO RESPONSIBILITY, LIABILITY OR OBLIGATION IN CONNECTION WITH ANY CONSENT, APPROVAL, FILING, PROCEEDING, AUTHORIZATION OR PERMISSION REQUIRED BY THE INVESTOR TO PURCHASE THE SECURITIES OR FOR ANY ACTIONS TAKEN OR REQUIRED TO BE TAKEN BY THE INVESTOR IN CONNECTION WITH THE OFFER, SALE, PURCHASE OR DELIVERY OF THE CREDIT SUISSE PRODUCTS AND/OR SERVICES UNDER COLOMBIAN LAW.

ANY SPECIFIC CLAIM OF THE COLOMBIAN CLIENTS IN CONNECTION WITH THE INVESTMENT SHOULD BE RAISED BEFORE CREDIT SUISSE REPRESENTATIVE OFFICE THAT WILL SERVE AS LIAISON BETWEEN THE COLOMBIAN CLIENTS AND CREDIT SUISSE.

Costa Rica

The securities have not been, and will not be, registered for public offering with the Costa Rican Securities Regulator (Superintendencia General de Valores or “SUGEVAL”). Therefore, the securities are not authorized for public offering in Costa Rica and may not be offered, placed, distributed, commercialized and/or negotiated to the public in Costa Rica. Accordingly, the securities will not be offered or sold: (i) by means of massive communication or general solicitation; or (ii) to more than 50 individual persons or entities.

Documents and other offering materials relating to the offering of the securities, as well as information contained therein, may not be offered publicly in Costa Rica, nor be used in connection with any public offering for subscription or sale of the securities in Costa Rica. Nothing in this document or any other documents, information or communications related to the securities shall be interpreted as containing any offer or invitation to, or solicitation of, any such distribution, placement, sale, purchase or other transfer of the securities in the Costa Rica.

Dominican Republic

Nothing in this product supplement constitutes an offer of securities for sale in the Dominican Republic. The securities have not been, and will not be, registered with the Superintendence of Securities of the Dominican Republic (Superintendencia de Valores), under Dominican Securities Market Law No. 19-00 (“Securities Law 19-00”), and the securities may not be offered or sold within the Dominican Republic or to, or for the account or benefit of, Dominican persons (as defined under Securities Law 19-00 and its regulations). Failure to comply with these directives may result in a violation of Securities Law 19-00 and its regulations.

Ecuador

 (i)           to the extent the securities qualify as securities within the meaning of article 2 of the Stock Market Law (“SML”), the securities cannot be publicly offered, sold or advertised within Ecuadorian territory; and

(ii)           to the extent the securities could also qualify as banking products within the meaning of the Monetary and Financing Code (the “COMF”), it will not offer, sell or advertise the securities in or from Ecuador, as such term is interpreted under the COMF.

Neither this product supplement nor any other documents related to the securities constitute a prospectus in the sense of article 12(3) of the SML and neither this product supplement nor any other documents related to the securities may be publicly distributed or otherwise made publicly available in Ecuador. Credit Suisse has not applied for a listing of the securities on the Stock Market Registry nor in any regulated securities market in Ecuador, and consequently, the information presented in this product supplement does not necessarily comply with the information standards set out in the SML.

El Salvador

THE SECURITIES HAVE NOT BEEN REGISTERED NOR REVIEWED NOR APPROVED BY THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR (SUPERINTENDENCIA DEL SISTEMA FINANCIERO DE EL SALVADOR), THE SALVADORAN PUBLIC SECURITIES REGISTRY (REGISTRO PÚBLICO BURSÁTIL), NOR THE SALVADORAN STOCK EXCHANGE (BOLSA DE VALORES DE EL SALVADOR, S.A. DE C.V.). ACCORDINGLY, (I) THE SECURITIES CANNOT BE PUBLICLY OFERRED OR SOLD IN EL SALVADOR; (II) THE SECURITIES AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each of the Agents has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities which are the subject of the offering contemplated by this product supplement as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

 (a)           if the final terms or drawdown prospectus in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus, if not a drawdown prospectus, has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in the drawdown prospectus or final terms, as applicable and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)           at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)           at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Agent or Agents nominated by the Issuer for any such offer; or

(d)           at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (d) above shall require the Issuer or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State, and by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each Agent has represented and agreed, and each further Agent appointed under this Programme will be required to represent and agree that, in relation to any offering of securities for which the Markets in Financial Instrument Directive 2004/39/EC, as amended (“MiFID”) applies, any commission or fee received from the Issuer complies with the applicable rules set out in MiFID.

Guatemala

A broker dealer should not be subject to the regulations contained in the Securities Exchange Market Law of the Republic of Guatemala nor should the offering be subject to registration at the Securities Exchange Market Registry of the Republic of Guatemala, as long as:

(a)           The securities are offered to institutional investors of Guatemala (entities supervised and controlled by the Bank Superintendence, Social Security Institute, public or private social security entities and collective investment entities, vehicles or mechanisms), without the intervention of a third party and without using mass market communications media;

(b)           The securities are offered to specific persons or entities, who are less than 35, in total for all the series, in a calendar year.

Honduras

THIS SECURITY MAY NOT BE PUBLICLY OFFERED, SOLD OR RESOLD IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS OR TO ANY PERSON DOMICILED IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS UNLESS THE SECURITY ISSUANCE AND ISSUER ARE DULY REGISTERED IN THE PUBLIC REGISTRATION OF THE HONDURAN SECURITIES MARKET (IN SPANISH “EL REGISTRO PÚBLICO DE MERCADO DE VALORES”) OF THE NATIONAL BANKING AND INSURANCE COMMISSION (IN SPANISH “COMISIÓN NACIONAL DE BANCOS Y SEGUROS”) IN ACCORDANCE WITH THE HONDURAN SECURITIES MARKET LAW,  LEGISLATIVE DECREE NO. 8-2001 (IN SPANISH “LEY DE MERCADO DE VALORES”).

Hong Kong

No person has issued, or had in its possession for the purposes of issue, and no person will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The securities have not been, and will not be, registered with the National Securities Registry, maintained by the Mexican National Banking and Securities Commission, and may not be offered or sold publicly in Mexico.  The securities may be sold privately to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in Article 7 of the Mexican Securities Market Law.

Nicaragua

This offer/document is not addressed to the Nicaraguan market or to any person domiciled in the Republic of Nicaragua.

Panama

The securities, its offer, sale or any transaction thereof have not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same.  Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission).  Any representation to the contrary is unlawful.  Every investor of the securities must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the securities.

The offering and transferability of the securities is restricted and there will be no public market for them.

Investors may not act, in regard to the securities, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.

Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any securities must agree: (i) not to make an offer to resell said securities to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the securities through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The securities will not be subject to a public offering in the Republic of Peru.  Therefore, this document and other offering materials relating to the offer of the securities have not been, and will not be, registered with the Peruvian Superintendence of the Securities Market (Superintendencia del Mercado de Valores) (SMV).  This document and other offering materials relating to the offer of the securities are being supplied only to those Peruvian institutional investors who have expressly requested it.  They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof.  In order for Peruvian Pension Funds to be offered and invest in the securities, all necessary registrations on a “Eligibility Registry”, managed by each Pension Fund, will need to be made, as required by Peruvian law.  Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the securities to determine their ability to invest in them. Accordingly, the securities may not be offered or sold in the Republic of Peru except in compliance with the securities law and regulations of the Republic of Peru. This notice is for informative purposes only and it does not constitute a public or private offering of any kind.

Trinidad & Tobago

RESTRICTIONS ON TRANSFER

No holder of the securities may distribute or offer to sell any securities to a Trinidad and Tobago resident without the prior written consent of the Trustee. The Trustee shall not give its consent to a holder of the securities to distribute or offer to sell a security to a Trinidad and Tobago resident:

(a)           if such distribution or offer for sale would result in the Issuer and/or the Trustee having to comply with any provisions of the Securities Act, 2012 of the laws of Trinidad and Tobago; and

(b)           unless such consent is made conditional upon the holder of the securities ensuring that each purchaser of the securities enters into a direct covenant with the Issuer and the Trustee not to distribute or offer to sell any securities without their prior written consent.

Uruguay

The debt securities are not and will not be registered with the Central Bank of Uruguay. The debt securities are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and

Decree 322/011). The debt securities will be offered in or from Uruguay only on a private placement basis. Public advertising of this offering is and will be avoided.

Credit Suisse AG